Filed Pursuant to Rule 424(b)(2)
Registration No. 333-248557

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Issued October 5, 2021 (Subject to Completion)

Preliminary Prospectus Supplement

(To Prospectus dated September 2, 2020)

$                % Notes due 20

Autodesk, Inc. is offering $            of its     % notes due                    , 20    (the “notes”). The notes will bear interest at a rate of    % per annum. We will pay interest semi-annually on the notes on                    and                     of each year, beginning                    , 2022. The notes will mature on                    , 20    .

We may redeem some or all of the notes at any time at the redemption prices described under the heading “Description of Notes — Optional Redemption” in this prospectus supplement. Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes — Purchase of Notes upon Change of Control Repurchase Event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The notes are our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. There is no sinking fund for the notes. The notes are not, and are not expected to be, listed on any securities exchange.

As described under “Use of Proceeds,” we intend to allocate an amount equal to the net proceeds from the sale of the notes to finance or refinance, in whole or in part, new or existing Eligible Projects (as defined under “Use of Proceeds”).

Investing in the notes involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement.

	Price to Public (1)		Underwriting Discount		Proceeds to Autodesk (before expenses)
Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes on or about                    , 2021 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./ N.V., as operator of the Euroclear System, and Clearstream Banking S.A.

Joint Book-Running Managers

BofA Securities	Morgan Stanley	US Bancorp

The date of this Prospectus Supplement is                      , 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” on page S-70 of this prospectus supplement and on page 22 of the accompanying prospectus.

In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “Autodesk,” “the Company,” “we,” “us” and “our” refer to Autodesk, Inc. and its consolidated subsidiaries. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. We have not, and the underwriters have not, authorized any other person to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are any statements that look to future events and consist of, among other things, our business strategies, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Strategy,” “Overview of the Three and Six Months Ended July 31, 2021,” and “Results of Operations — Impacts of COVID-19 to Autodesk’s Business” in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021 incorporated by reference in this prospectus supplement, and items such as our future net revenue, operating expenses, recurring revenue, cash flow, remaining performance obligations, net revenue retention rate and other future financial results (by product type, product family and geography); the effectiveness of our efforts to successfully manage transitions to new markets; our ability to increase our subscription base; expected market trends, including the growth of cloud and mobile computing; the availability of credit; the effect of unemployment; the effects of global economic conditions, including from an economic downturn or recession in the United States or in other countries around the world; the impact of the coronavirus (COVID-19) pandemic on our business and results of operations; the effects of revenue recognition; the effects of recently issued accounting standards; expected trends in certain financial metrics, including expenses; expectations regarding our cash needs; the effects of fluctuations in exchange rates and our hedging activities on our financial results; our ability to successfully expand adoption of our products; our ability to gain market acceptance of new business and sales initiatives; the impact of past acquisitions, including our integration efforts and expected synergies; the impact of economic volatility and geopolitical activities in certain countries, particularly emerging economy countries; the timing and amount of purchases under our stock buy-back plan; and the effects of potential non-cash charges on our financial results and the resulting effect on our financial results. In addition, forward-looking statements also consist of statements involving expectations regarding product capability and acceptance, statements regarding our liquidity and short-term and long-term cash requirements, as well as statements involving trend analyses and statements including such words as “may,” “believe,” “could,” “anticipate,” “would,” “might,” “plan,” “expect,” and similar expressions or the negative of these terms or other comparable terminology.

These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, as applicable, and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors set forth below in the section entitled “Risk Factors,” and in our reports filed with the SEC. We assume no obligation to update the forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectuses, the sections titled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our consolidated financial statements and the related notes thereto, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

We are a global leader in 3D design, engineering and entertainment software and services, offering customers productive business solutions through powerful technology products and services. We serve customers in the architecture, engineering and construction; product design and manufacturing; and digital media and entertainment industries. Our customers are able to design, fabricate, manufacture and build anything by visualizing, simulating and analyzing real-world performance early in the design process. These capabilities allow our customers to foster innovation, optimize their designs, streamline their manufacturing and construction processes, save time and money, improve quality, communicate plans and collaborate with others. Our professional software products are sold globally, both directly to customers and through a network of resellers and distributors.

Products and Services

Our architecture, engineering, and construction products improve the way building, infrastructure, and industrial projects are designed, built, and operated. Our product development and manufacturing software provides manufacturers in automotive, transportation, industrial machinery, consumer products, and building product industries with comprehensive digital design, engineering, manufacturing, and production solutions. These technologies bring together data from all phases of the product development and production life cycle, creating a digital pipeline that supports greater productivity, accuracy through process automation, and insights that enable more sustainable outcomes. Our digital media and entertainment products provide tools for digital sculpting, modeling, animation, effects, rendering, and compositing for design visualization, visual effects, and games production. Our portfolio of products and services enables our customers to foster innovation, optimize and improve their designs, save time and money, improve quality, communicate plans, and collaborate with others.

Autodesk’s product offerings, sold through a subscription, include:

3ds Max

3ds Max software provides 3D modeling, animation and rendering solutions that enable game developers, design visualization professionals and visual effects artists to digitally create realistic images, animations and complex scenes and to digitally communicate abstract or complex mechanical, architectural, engineering and construction concepts.

AutoCAD

AutoCAD software is a customizable and extensible CAD application for professional design, drafting, detailing and visualization. AutoCAD software provides digital tools that can be used independently and in conjunction with other specific applications in fields ranging from construction and civil engineering to manufacturing and plant design.

AutoCAD Civil 3D

AutoCAD Civil 3D solution provides a surveying, design, analysis and documentation solution for civil engineering, including land development, transportation and environmental projects. Using a model-centric approach that automatically updates documentation as design changes are made, AutoCAD Civil 3D enables civil engineers, designers, drafters and surveyors to significantly boost productivity and deliver higher-quality designs and construction documentation faster. With AutoCAD Civil 3D, the entire project team works from the same consistent, up-to-date model so they stay coordinated throughout all project phases.

AutoCAD LT

AutoCAD LT software is purpose built for professional drafting and detailing. AutoCAD LT includes document sharing capability without the need for software customization or certain advanced functionality found in AutoCAD. Users can share all design data with team members who use AutoCAD or other Autodesk products built on AutoCAD.

BIM 360

BIM 360 construction management cloud-based software enables almost anytime, anywhere access to project data throughout the building construction lifecycle. BIM 360 empowers those in the field to better anticipate and act, and those in the back office to optimize and manage all aspects of construction performance.

CAM Solutions

Our computer-aided manufacturing (“CAM”) software offers industry-leading solutions for Computer Numeric Control machining, inspection and modeling for manufacturing. A comprehensive line-up of expert products, including PowerMill, FeatureCAM, PowerInspect, PowerShare and others, help our customers manufacture complex, innovative products and components with maximum quality, control and production efficiency.

Fusion 360

Fusion 360 is the first 3D CAD, CAM, and Computer-aided Engineering tool of its kind. It connects the entire product development process on a single cloud-based platform.

Industry Collections

Autodesk Industry Collections are a combination of products and services that target a specific user objective and support a set of workflows for that objective. Industry Collections provide our customers with access to a broader selection of Autodesk solutions and services, simplifying the customers’ ability to benefit from a complete set of tools for their industry: Architecture, Engineering and Construction (“AEC”), Product Design & Manufacturing and Media & Entertainment (“M&E”).

The AEC Collection, including AutoCAD, AutoCAD Civil3D and Revit, aims to help our customers design, engineer and construct higher quality, more predictable building and civil infrastructure projects, commonly used by AEC industry experts.

The Product Design & Manufacturing Collection offers connected, professional-grade tools that help our customers make great products today and compete in the changing manufacturing landscape of the future.

The M&E Collection provides end-to-end creative tools for entertainment creation. This collection enables animators, modelers and visual effect artists to access the tools they need, including Maya and 3ds Max, to create compelling effects, 3D characters and digital worlds.

Inventor

Inventor enables manufacturers to go beyond 3D design to digital prototyping by giving engineers a comprehensive and flexible set of tools for 3D mechanical design, simulation, analysis, tooling, visualization and documentation. Engineers can integrate AutoCAD drawings and model-based design data into a single digital model, creating a virtual representation of a final product that enables them to validate the form, fit and function of the product before it is ever built.

Maya

Maya software provides 3D modeling, animation, effects, rendering and compositing solutions that enable film and video artists, game developers and design visualization professionals to digitally create engaging, lifelike images, realistic animations and simulations, extraordinary visual effects and full length animated feature films.

PlanGrid

PlanGrid cloud-based field collaboration software provides general contractors, subcontractors, owners and architects access to construction information in real-time. With PlanGrid technology, any construction team member can manage and update blueprints, specs, photos, requests for information (RFIs), field reports, punchlists and other critical jobsite data. The data collected within PlanGrid software acts as a digital trail during the building process, allowing for easy turnover to the owner for operations and maintenance after construction is complete. PlanGrid mobile-first technology is accessible on modern desktop, laptop or mobile devices, including native iOS, Android and Windows.

Revit

Revit software is built for Building Information Modeling (“BIM”) to help professionals design, build and maintain higher-quality, more energy-efficient buildings. Using the information-rich models created with Revit, architects, engineers and construction firms can collaborate to make better-informed decisions earlier in the design process to deliver projects with greater efficiency. Revit includes features for architectural, mechanical, electrical and plumbing design as well as structural engineering and construction, providing a comprehensive solution for the entire building project team.

Shotgrid

Shotgrid is cloud-based software for review and production tracking in the M&E industry. Creative companies use the Shotgrid platform to provide essential business tools for managers and visual collaboration tools for artists and supervisors, who often work globally with distributed teams.

Vault

Vault data management software makes it easier to manage data in one central location, accelerate design processes, and streamline internal/external collaboration. Vault integrates with more than 30 Autodesk design applications, provides powerful revisioning and access control capabilities, and enables customers to share product data securely to improve engineering cycle time and reduce manufacturing errors.

Recent Acquisitions

To support our strategic priority of re-imagining AEC, we are strengthening the foundation of our AEC solutions with both organic and inorganic investments.

In the fiscal quarter ended April 30, 2021, we acquired Storm UK Holdco Limited, the parent of Innovyze, Inc. (“Innovyze”), which provides water infrastructure software. Combining Innovyze’s hydraulic modeling, simulation, asset performance management and operational analytics solutions with Autodesk’s design and analysis solutions (including Autodesk Civil 3D, Autodesk InfraWorks, and the Autodesk Construction Cloud) enables us to deliver end-to-end, cloud-based solutions for our water infrastructure customers that drive efficiency and sustainability.

In May 2021, we acquired Upchain, an instant-on, cloud-based data management technology that allows product design and manufacturing customers to collaborate in the cloud across their value chains and bring products to market faster. The collection offers access to a wide range of our products, including AutoCAD, Fusion 360, Vault, and Inventor.

In the fiscal year ended January 31, 2021 (“fiscal 2021”), we acquired Spacemaker which uses cloud-based, artificial intelligence (“AI”), and generative design to help architects, urban designers, and real estate developers make faster and more informed early-stage design decisions which can help maximize the long-term sustainability and return from property investments. Other acquisitions in fiscal 2021 included solutions that use artificial intelligence and machine learning to extract and process data from project plans and specifications allowing general contractors, subcontractors, and owners to automate workflows such as submittals and project closeout.

Recent Developments

On September 30, 2021 we entered into an amended and restated credit agreement that provides for an unsecured revolving loan facility (the “credit facility”) in the aggregate principal amount of $1.5 billion, with an option to be increased up to $2.0 billion, increased from an aggregate principal amount of $650.0 million, with an option to be increased up to $1.0 billion, under our previous credit agreement. The amended and restated credit agreement also includes sustainability-linked pricing adjustment provisions. As of September 30, 2021, no amounts are outstanding under the credit facility.

Corporate Information

We were incorporated in California in April 1982 and were reincorporated in Delaware in May 1994. Our principal executive office is located at 111 McInnis Parkway, San Rafael, California 94903, and the telephone number at that address is (415) 507-5000. Our internet address is www.autodesk.com. Information contained on or accessible through our website is not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes the principal terms of the notes and this offering. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of Senior Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the notes.

Issuer	Autodesk, Inc.

Notes Offered	$ aggregate principal amount of our % notes due , 20 .

Maturity Date	The notes will mature on , 20 .

Interest Rate	The notes will bear interest at a rate of % per annum.

Interest Payment Dates	We will pay interest on the notes on and of each year, beginning on , 2022.

Ranking	The notes will be senior unsecured obligations of ours and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding, including our outstanding 2.850% notes due 2030 (the “2.850% notes”), 3.600% notes due 2022 (the “3.600% notes”), 4.375% notes due 2025 (the “4.375% notes”) and 3.500% notes due 2027 (the “3.500% notes”) (together, the “senior notes”) and any indebtedness we may incur from time to time under the credit facility.

Optional Redemption	We may, at our option, redeem the notes, in whole or in part, at any time at the redemption prices determined as set forth under the heading “Description of Notes — Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes — Purchase of Notes upon Change of Control Repurchase Event,” each holder will have the right to require us to repurchase all or any part of that holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries (as defined therein) to:

•	create certain liens;

•	enter into certain sale and leaseback transactions; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant qualifications and exceptions. You should read “Description of Notes — Certain Covenants” in this prospectus supplement and “Description of Senior Debt Securities — Certain Covenants” in the accompanying prospectus for a description of these covenants. Exceptions to these covenants will allow us and our subsidiaries to incur liens with respect to material assets owned by us.

Use of Proceeds	We intend to allocate an amount equal to the net proceeds from the sale of the notes to finance or refinance, in whole or in part, new or existing Eligible Projects (as defined under “Use of Proceeds”). Neither the notes nor the indenture requires the use of proceeds as described above and any failure to comply with the foregoing or our obligations under the Sustainability Financing Framework will not constitute a breach of or default under the notes or the indenture.

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Form of Notes	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, S.A., as described under “Description of Notes — Book-Entry; Delivery and Form; Global Notes” and “Description of Notes — Euroclear and Clearstream, Luxembourg” in this prospectus supplement.

Further Issuances	We may, without the consent of existing holders, increase the principal amount of the notes by issuing more notes in the future, on the same terms and conditions (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), and with the same CUSIP number (unless the additional notes of a series are not fungible for U.S. federal income tax purposes with such series, in which case the additional notes will have a separate CUSIP number), in each case, as the notes being offered by this prospectus supplement. We do not plan to inform the existing holders if we re-open this series of notes to issue and sell additional notes of this series in the future. Additional notes issued in this manner will be consolidated with and will form a single series with the notes being offered hereby.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-17 of this prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in any of the notes offered hereby.

Governing Law	The indenture will provide that New York law will govern any action regarding the notes brought pursuant to the indenture.

Trustee	U.S. Bank National Association.

Summary Consolidated Financial Data

The following tables present summary consolidated financial data as of and for the periods indicated. The statements of operations data for the fiscal years ended January 31, 2021, 2020 and 2019 and the balance sheet data as of January 31, 2021 and 2020 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 filed with the SEC, which is incorporated herein by reference. The statements of operations data for the six-month periods ended July 31, 2021 and 2020 and the balance sheet data as of July 31, 2021 have been derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021 filed with the SEC, which is incorporated herein by reference. In the opinion of management, our unaudited summary consolidated financial data reflect all adjustments of a normal recurring nature necessary for a fair statement of such financial data and our consolidated interim financial statements have been prepared on the same basis as our audited consolidated financial statements. The summary consolidated financial data is not necessarily indicative of the results that may be expected in any future period, and interim results are not necessarily indicative of results of operations for the full year. You should read the following tables in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and our unaudited condensed consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021.

Fiscal Years Ended January 31, 2021, 2020 and 2019

	Fiscal Year Ended January 31,
	2021	2020	2019
	(In millions, except per share amounts)
Consolidated Statements of Operations Data:
Net revenue:
Subscription	$3,478.9	$2,751.9	$1,802.3
Maintenance	183.3	386.6	635.1

Total subscription and maintenance revenue	3,662.2	3,138.5	2,437.4
Other	128.2	135.8	132.4

Total net revenue	3,790.4	3,274.3	2,569.8

Cost of revenue:
Cost of subscription and maintenance revenue	242.1	223.9	216.0
Cost of other revenue	64.1	66.5	54.4
Amortization of developed technologies	30.9	34.5	15.5

Total cost of revenue	337.1	324.9	285.9

Gross profit	3,453.3	2,949.4	2,283.9
Operating expenses:
Marketing and sales	1,440.3	1,310.3	1,183.9
Research and development	932.5	851.1	725.0
General and administrative	413.9	405.6	340.1
Amortization of purchased intangibles	37.5	38.9	18.0
Restructuring and other exit costs, net	—	0.5	41.9

Total operating expenses	2,824.2	2,606.4	2,308.9

Income (loss) from operations	629.1	343.0	(25.0)
Interest and other expense, net	(82.4)	(48.2)	(17.7)

Income (loss) before income taxes	546.7	294.8	(42.7)
Benefit (provision) for income taxes	661.5	(80.3)	(38.1)

Net income (loss)	$1,208.2	$214.5	$(80.8)

Basic net income (loss) per share	$5.51	$0.98	$(0.37)

Diluted net income (loss) per share	$5.44	$0.96	$(0.37)

Weighted average shares used in computing basic net income (loss) per share	219.4	219.7	218.9

Weighted average shares used in computing diluted net income (loss) per share	222.1	222.5	218.9

Six Months Ended July 31, 2021 and 2020

	Six Months Ended July 31,
	2021	2020
	(In millions, except per share amounts)
	(Unaudited)
Condensed Consolidated Statements of Operations Data:
Net revenue:
Subscription	$1,964.2	$1,644.2
Maintenance	36.0	113.3

Total subscription and maintenance revenue	2,000.2	1,757.5
Other	48.8	41.3

Total net revenue	2,049.0	1,798.8

Cost of revenue:
Cost of subscription and maintenance revenue	144.5	115.9
Cost of other revenue	29.9	32.1
Amortization of developed technologies	23.8	14.8

Total cost of revenue	198.2	162.8

Gross profit	1,850.8	1,636.0
Operating expenses:
Marketing and sales	775.9	692.2
Research and development	542.4	449.9
General and administrative	231.3	198.0
Amortization of purchased intangibles	19.3	19.2

Total operating expenses	1,568.9	1,359.3

Income from operations	281.9	276.7
Interest and other expense, net	(11.7)	(57.2)

Income before income taxes	270.2	219.5
Benefit (provision) for income taxes	1.0	(54.8)

Net income	$271.2	$164.7

Basic net income per share	$1.23	$0.75

Diluted net income per share	$1.22	$0.74

Weighted average shares used in computing basic net income per share	219.7	219.2

Weighted average shares used in computing diluted net income per share	222.2	222.0

	As of
	July 31, 2021	January 31, 2021	January 31, 2020
	(Unaudited)	(In millions)

Consolidated Balance Sheet Data:
Total assets	$7,420.6	$7,279.8	$6,179.3
Total stockholders’ equity (deficit)	1,327.8	965.5	(139.1)

Supplemental Consolidated Financial Data

The following table presents net revenue by geography, product family, and customer size for fiscal year 2021. The supplemental consolidated financial data for net revenue by geography and product family was derived from audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2021 previously filed with the SEC. The supplemental consolidated financial data for net revenue by customer size was derived from the Company’s accounting records. The data shown is not necessarily indicative of the results that may be expected in any future period.

The following table presents current and non-current remaining performance obligations for fiscal years 2017 through 2021. The supplemental consolidated financial data for the years ended January 31, 2019, 2020, and 2021 were derived from audited consolidated financial statements included in our Annual Report on Form 10-K for the years then ended, respectively, previously filed with the SEC. The supplemental consolidated financial data for the years ended January 31, 2017 and 2018 were derived from the Company’s accounting records calculated utilizing a methodology consistent with the presentation in the audited consolidated financial statements included in our annual report on form 10-K. The data shown is not necessarily indicative of the results that may be expected in any future period.

RISK FACTORS

An investment in the notes involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should consider before investing in our securities. These risks are described more fully below and include, but are not limited to, risks relating to the following:

•	Our strategy to develop and introduce new products and services, exposing us to risks such as limited customer acceptance, costs related to product defects, and large expenditures.

•	The effects of the COVID-19 pandemic and related public health measures.

•	Global economic and political conditions.

•	Costs and challenges associated with strategic acquisitions and investments.

•

Dependency on international revenue and operations, exposing us to significant international regulatory, economic, intellectual property, collections, currency exchange rate, taxation, political, and other risks.

•	Inability to predict subscription renewal rates and their impact on our future revenue and operating results.

•	Existing and increased competition and rapidly evolving technological changes.

•	Fluctuation of our financial results, key metrics and other operating metrics.

•	Deriving a substantial portion of our net revenue from a small number of solutions, including our AutoCAD-based software products and collections.

•	Any failure to successfully execute and manage initiatives to realign or introduce new business and sales initiatives.

•	Net revenue, billings, earnings, cash flow, or subscriptions shortfalls or volatility of the market causing the market price of our stock to decline.

•	Social and ethical issues relating to the use of artificial intelligence in our offerings.

•	Security incidents compromising the integrity of our or our customers’ offerings, services, data, or intellectual property.

•	Reliance on third parties to provide us with a number of operational and technical services as well as software.

•	Our highly complex software, which may contain undetected errors, defects, or vulnerabilities.

•	Increasing regulatory focus on privacy issues and expanding laws.

•	Governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate the controls.

•	Protection of our intellectual property rights and intellectual property infringement claims from others.

•	The government procurement process.

•	Fluctuations in currency exchange rates.

•	Our debt service obligations.

•	Our investment portfolio consisting of a variety of investment vehicles that are subject to interest rate trends, market volatility, and other economic factors.

•	Our allocation of the net proceeds from the sale of the notes to Eligible Projects, and the consequences that may arise from our failure to do so.

•	The structural subordination of the notes to the indebtedness and other liabilities of our subsidiaries.

•	The limited covenants in the indentures.

Risks Relating to Our Business and Strategy

Our strategy to develop and introduce new products and services exposes us to risks such as limited customer acceptance, costs related to product defects, and large expenditures, each of which may result in no additional net revenue or decreased net revenue.

The software industry is characterized by rapid technological changes as well as changes in customer requirements and preferences. In recent years, the industry has undergone a transition from developing and selling perpetual licenses and on-premises products to subscriptions and cloud-enabled technologies. Customers are also reconsidering how they purchase software products, which requires us to constantly evaluate our business model and strategy. In response, we are focused on providing solutions to enable our customers to be more agile and collaborative on their projects. We devote significant resources to the development of new technologies. In addition, we frequently introduce new business models or methods that require a considerable investment of technical and financial resources, such as our introduction of flexible subscription and service offerings and our transition of multi-subscription plans to named-user plans. It is uncertain whether these strategies, including our product and pricing changes, will accurately reflect customer demand or be successful, or whether we will be able to develop the necessary infrastructure and business models more quickly than our competitors. We make such investments through further development and enhancement of our existing products and services, as well as through acquisitions. Such investments may not result in sufficient revenue generation to justify their costs and could result in decreased net revenue or profitability. If we are not able to meet customer requirements, either with respect to our software or the manner in which we provide such products, or if we are not able to adapt our business model to meet our customers’ requirements, our business, financial condition, or results of operations may be adversely impacted.

In particular, a critical component of our growth strategy is to have customers of our AutoCAD and AutoCAD LT products, as well as other individual Autodesk products, expand their portfolios to include our other offerings and cloud-based functionality, and we are taking steps to accelerate this migration. At times, sales of our AutoCAD and AutoCAD LT or individual Autodesk flagship products have decreased without a corresponding increase in Industry Collections or cloud-based functionality revenue, or without purchases of customer seats to our Industry Collections. Should this continue, our results of operations will be adversely affected.

Our executive management team must continuously act quickly and with vision, given the rapidly changing customer expectations and technology advancements inherent in the software industry, the extensive and complex efforts required to create useful and widely accepted products, and the rapid evolution of cloud computing, mobile devices, new computing platforms, and other technologies, such as consumer products. Although we have articulated a strategy that we believe will fulfill these challenges, if we fail to execute properly on that strategy or adapt the strategy as market conditions evolve, we may fail to meet our customers’ expectations, be unable to compete with our competitors’ products and technology, and lose the confidence of our channel partners and employees. This in turn could adversely affect our business and financial performance.

The effects of the COVID-19 pandemic and related public health measures have affected how we and our customers are operating our respective businesses, and the extent of the impact on our business and results of operations remains uncertain.

We are continuing to conduct business during the COVID-19 pandemic with substantial modifications to employee travel and work locations, as well as virtualization, postponement, or cancellation of certain sales and marketing events, among other changes. We have observed other companies as well as governments taking precautionary measures to address COVID-19. While government authorities in some geographies are removing COVID-19 related business operations restrictions, we continue to actively monitor the situation and may take further actions to alter our business operations as may be required by federal, state, or local authorities, or that we determine are in the best interests of our employees, customers, partners, suppliers, and stockholders, including in response to outbreaks and variants. The extent of the impact of any such modifications on our business, including the effects on our customers and prospects, and on our financial results, remains uncertain.

In particular, if we are not able to retain current customers and attract new business, including multi-year contracts, or if customer renewal rates decline or fluctuate, it could have a material adverse effect upon our business and results of operations. During fiscal 2021, we took a number of actions to support our customers, including extending payment terms to 60 days through the beginning of August 2020, offering free commercial use of our cloud collaboration products through June 2020, delaying the transition from multi-user licenses to named-user licenses from May to August 2020 to minimize disruption, and deferring a 20% maintenance price increase from May to August 2020. These actions have affected our cash flow, and if these actions as well as our other sales and marketing activities are not successful in retaining current customers and in closing new business, our business and results of operations could be materially adversely affected.

We will continue to invest in critical areas such as research and development, construction, and digitizing the company to support our future success as we come out of the pandemic. If we are not able to successfully manage our spending and investment, it could have a material adverse effect on our cash balances, business and results of operations.

Although recent vaccine approvals and rollouts have raised hopes of a turnaround in the COVID-19 pandemic, renewed waves and new variants as well as delays in vaccinations pose risks to recovery and our outlook. Growth may slow if virus outbreaks (including from new variants) prove difficult to contain, infections and deaths mount rapidly before vaccines are widely available, and social distancing measures and/or lockdowns return and are more stringent than anticipated. Moreover, if economic policy support is insufficient or withdrawn before full economic recovery, bankruptcies of viable but illiquid companies could mount, leading to further or renewed employment and income losses and a more protracted recovery. Together, these uncertainties and risks could have a material adverse impact on our financial condition, business and results of operations.

Global economic and political conditions may further impact our industries, business, and financial results.

Our overall performance depends largely upon domestic and worldwide economic and political conditions. The United States and other countries’ economies have experienced cyclical downturns, in which economic activity was impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, decreased government spending, reduced corporate profitability, volatility in credit, equity, and foreign exchange markets, bankruptcies, and overall uncertainty. These economic conditions can occur abruptly. For example, the coronavirus (COVID-19) pandemic has caused additional uncertainty in the global economy, and an economic downturn or recession in the United States or in other countries may occur or has already occurred and may continue. The extent to which COVID-19 will impact our financial condition or results of operations is still uncertain and will continue to depend on developments such as the impact on our customers, vendors, distributors, and resellers, as well as other factors, including the full duration and the extent of the pandemic, including as a result of outbreaks and variants; actions taken by governments, businesses, and consumers in response to the pandemic; speed and timing of economic recovery; speed of rollout of COVID-19 vaccines, lifting of restrictions on movement, and normalization of full-time return to work and social events; our billings and renewal rates, including new business close rates, rate of multi-year contracts, pace of closing larger transactions, and new unit volume growth; and effect of the pandemic on margins and cash flow. All of these factors continue to evolve and remain uncertain at this time, and some of these factors are not within our control. Due to our subscription-based business model, the effect of COVID-19 may not be fully reflected in our results of operations until future periods, if at all. If economic growth in countries where we do business slows or if such countries experience further economic recessions, customers may delay or reduce technology purchases. Our customers include government entities, including the U.S. federal government, and if spending cuts impede the ability of governments to purchase our products and services, our revenue could decline. In addition, a number of our customers rely, directly and indirectly, on government spending.

As described elsewhere in these risk factors, we are dependent on international revenue and operations and are subject to related risks of conducting business globally. Trends toward nationalism and protectionism and the weakening or dissolution of international trade pacts may increase the cost of, or otherwise interfere with, conducting business. These trends have increased political and economic unpredictability globally and may increase the volatility of global financial markets, and the impact of such developments on the global economy remains uncertain. Political instability or adverse political developments in any of the countries in which we do business could harm our business, results of operations, and financial condition. A financial sector credit crisis could impair credit availability and the financial stability of our customers, including our distribution partners and channels. A disruption in the financial markets may also have an effect on our derivative counter-parties and could also impair our banking partners, on which we rely for operating cash management. Any of these events could harm our business, results of operations, and financial condition.

Our business could be adversely impacted by the costs and challenges associated with strategic acquisitions and investments.

We regularly acquire or invest in businesses, software solutions, and technologies that are complementary to our business through acquisitions, strategic alliances, or equity or debt investments, including several transactions in fiscal 2021. The risks associated with such acquisitions include the difficulty of integrating solutions, operations, and personnel; inheriting liabilities such as intellectual property infringement claims; failure to realize anticipated revenue and cost projections and expected synergies; the requirement to test and assimilate the internal control processes of the acquired business in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and diversion of management’s time and attention.

In addition, such acquisitions and investments involve other risks such as:

•	the inability to retain customers, key employees, vendors, distributors, business partners, and other entities associated with the acquired business;

•	the potential that due diligence of the acquired business or solution does not identify significant problems;

•

exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including claims from terminated employees, customers, or other third parties;

•	the potential for incompatible business cultures;

•	significantly higher than anticipated transaction or integration-related costs;

•	potential need to borrow money to fund an acquisition, which may increase our interest expense, increase the overall amount of our debt outstanding or negatively impact the credit rating on the notes;

•	potential additional exposure to economic, tax, currency, political, legal, and regulatory risks associated with specific countries; and

•	the potential impact on relationships with existing customers, vendors, and distributors as business partners as a result of acquiring another business.

We may not be successful in overcoming such risks, and such acquisitions and investments may negatively impact our business. In addition, if we do not complete an announced acquisition transaction or integrate an acquired business successfully and in a timely manner, we may not realize the benefits of the acquisition to the extent anticipated. Acquisitions and investments have in the past and may in the future contribute to fluctuations in our quarterly financial results. These fluctuations could arise from transaction-related costs and charges associated with eliminating redundant expenses or write-offs of impaired assets recorded in connection with acquisitions and investments, and could negatively impact our financial results.

We are dependent on international revenue and operations, exposing us to significant international regulatory, economic, intellectual property, collections, currency exchange rate, taxation, political, and other risks, which could adversely impact our financial results.

International net revenue represented 67% and 66% of our net revenue for the six months ended July 31, 2021 and 2020, respectively. Our international revenue, some of which comes from emerging economies, is subject to economic and political conditions in foreign markets, including those resulting from economic and political conditions in the United States, as well as country-specific conditions related to COVID-19, such as varied speed of recovery in different geographies. Our total revenue is also impacted by the relative geographical and country mix of our revenue over time. Our dependency on international revenue makes us much more exposed to global economic and political trends, which can negatively impact our financial results even if our results in the United States are strong for a particular period.

We anticipate that our international operations will continue to account for a significant portion of our net revenue and, as we expand our international development, sales, and marketing expertise, will provide significant support to our overall efforts in countries outside of the United States.

Risks inherent in our international operations include:

•	economic volatility;

•	tariffs, quotas and other trade barriers and restrictions;

•	fluctuating currency exchange rates, including devaluations, currency controls and inflation, and risks related to any hedging activities we undertake;

•	changes in regulatory requirements and practices;

•	delays resulting from difficulty in obtaining export licenses for certain technology;

•	different purchase patterns as compared to the developed world;

•	operating in locations with a higher incidence of corruption and fraudulent business practices, particularly in emerging economies;

•	compliance with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and other anti-corruption laws;

•	difficulties in staffing and managing foreign sales and development operations;

•	local competition;

•	longer collection cycles for accounts receivable;

•	U.S. and foreign tax law changes and the complexities of tax reporting;

•	laws regarding the free flow of data across international borders and management of and access to data and public networks;

•	possible future limitations upon foreign-owned businesses;

•	increased financial accounting and reporting burdens and complexities;

•	inadequate local infrastructure;

•	greater difficulty in protecting intellectual property;

•	software piracy; and

•	other factors beyond our control, including popular uprisings, terrorism, war, natural disasters, diseases and pandemics, such as COVID-19.

Some of our business partners also have international operations and are subject to the risks described above.

The United Kingdom’s (“UK”) exit from the European Union (“Brexit”) has exacerbated and may further exacerbate many of the risks and uncertainties described above. The application of the Trade and Cooperation Agreement between the European Union, the European Atomic Energy Community, and the UK signed in December 2020, which took effect January 1, 2021, could have adverse tax, tax treaty, banking, operational, legal, regulatory, or other impacts on our businesses in the region. The withdrawal could also, among other potential outcomes, create currency volatility; disrupt the free movement of goods, services, and people between the UK and the European Union; and significantly disrupt trade between the UK and the European Union and other parties. Uncertainty around these and related issues could lead to adverse effects on the UK economy, the European Union economies, and the other economies in which we operate.

In addition, in recent years, the United States has instituted or proposed changes to foreign trade policy, including the negotiation or termination of trade agreements, the imposition of tariffs on products imported from certain countries, economic sanctions on individuals, corporations, or countries, and other government regulations affecting trade between the United States and other countries in which we do business. New or increased tariffs and other changes in U.S. trade policy could trigger retaliatory actions by affected countries, and certain foreign governments, including the Chinese government, have instituted or considered imposing trade sanctions on certain U.S.-manufactured goods. The escalation of protectionist or retaliatory trade measures in either the United States or any other countries in which we do business, such as a change in tariff structures, export compliance, or other trade policies, may increase the cost of, or otherwise interfere with, the conduct of our business.

Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our business partners are not able to successfully manage these risks.

We may not be able to predict subscription renewal rates and their impact on our future revenue and operating results.

Our customers are not obligated to renew their subscriptions for our offerings, and they may elect not to renew, upgrade, or expand their subscriptions. We cannot assure renewal rates or the mix of subscriptions renewals. Customer renewal rates may decline or fluctuate due to a number of factors, including offering pricing; competitive offerings; customer satisfaction; and reductions in customer spending levels, customer activity, or number of users due to economic downturns, including as a result of the current COVID-19 pandemic, or financial markets uncertainty. If our customers do not renew their subscriptions or if they renew on less favorable terms, our revenues may decline.

Existing and increased competition and rapidly evolving technological changes may reduce our revenue and profits.

The software industry has limited barriers to entry, and the availability of computing devices with continually expanding performance at progressively lower prices contributes to the ease of market entry. The industry has undergone a transition from developing and selling perpetual licenses and on-premises products to subscriptions and cloud-enabled technologies. This shift further lowers barriers to entry and poses a disruptive challenge to established software companies. The markets in which we operate are characterized by vigorous competition, both by entrants with innovative technologies and by consolidation of companies with complementary offerings and technologies. Some of our competitors have greater financial, technical, sales and marketing, and other resources. Furthermore, a reduction in the number and availability of compatible third-party applications or our inability to rapidly adapt to technological and customer preference changes, including those related to cloud computing, mobile devices, and new computing platforms, may adversely affect the sale of our solutions. Because of these and other factors, competitive conditions in the industry are likely to intensify in the future. Increased competition could result in price reductions, reduced net revenue and profit margins, and loss of market share, any of which would likely harm our business.

Our financial results, key metrics, and other operating metrics fluctuate within each quarter and from quarter to quarter, making our future revenue and financial results difficult to predict.

Our quarterly financial results, key metrics, and other operating metrics have fluctuated in the past and will continue to do so in the future. These fluctuations could cause our stock price to change significantly or experience declines. We also provide investors with quarterly and annual financial forward-looking guidance that could prove to be inaccurate as a result of these fluctuations.

In addition to the other risks described in these risk factors, some of the factors that could cause our financial results, key metrics, and other operating metrics to fluctuate include:

•	general market, economic, business, and political conditions in Europe, APAC, and emerging economies, including from an economic downturn or recession in the United States or other countries;

•	failure to produce sufficient revenue, billings, subscription, profitability, and cash flow growth, including as a result of the COVID-19 pandemic;

•

failure to accurately predict the impact of acquired businesses or to identify and realize the anticipated benefits of acquisitions, and successfully integrate such acquired businesses and technologies;

•	potential goodwill impairment charges related to prior acquisitions;

•	failure to manage spend;

•	changes in billings linearity;

•	changes in subscription mix, pricing pressure, or changes in subscription pricing;

•	weak or negative growth in one or more of the industries we serve, including AEC, manufacturing, and digital media and entertainment markets;

•	the success of new business or sales initiatives;

•	security breaches, related reputational harm, and potential financial penalties to customers and government entities;

•	restructuring or other accounting charges and unexpected costs or other operating expenses;

•	timing of additional investments in our technologies or deployment of our services;

•

changes in revenue recognition or other accounting guidelines employed by us and/or established by the Financial Accounting Standards Board, Securities and Exchange Commission, or other rulemaking bodies;

•	fluctuations in foreign currency exchange rates and the effectiveness of our hedging activity;

•	dependence on and timing of large transactions;

•	adjustments arising from ongoing or future tax examinations;

•	the ability of governments around the world to adopt fiscal policies, meet their financial and debt obligations, and finance infrastructure projects;

•	failure to expand our AutoCAD and AutoCAD LT customer base to related design products and services;

•	our ability to rapidly adapt to technological and customer preference changes, including those related to cloud computing, mobile devices, and new computing platforms;

•	timing of the introduction of new products by us or our competitors;

•	the financial and business condition of our reseller and distribution channels;

•	perceived or actual technical or other problems with a product or combination of subscriptions;

•	unexpected or negative outcomes of matters and expenses relating to litigation or regulatory inquiries;

•	increases in cloud functionality-related expenses;

•	timing of releases and retirements of offerings;

•	changes in tax laws or tax or accounting rules and regulations, such as increased use of fair value measures;

•	changes in sales compensation practices;

•	failure to effectively implement and maintain our copyright legalization programs, especially in developing countries;

•	renegotiation or termination of royalty or intellectual property arrangements;

•	interruptions or terminations in the business of our consultants or third-party developers;

•	timing and degree of expected investments in growth and efficiency opportunities;

•	failure to achieve continued success in technology advancements;

•	catastrophic events, natural disasters, or public health events, such as pandemics and epidemics, including COVID-19;

•	regulatory compliance costs; and

•	failure to appropriately estimate the scope of services under consulting arrangements.

We have also experienced fluctuations in financial results in interim periods in certain geographic regions due to seasonality or regional economic or political conditions. In particular, our financial results in Europe during our third quarter are usually affected by a slower summer period, and our APAC operations typically experience seasonal slowing in our third and fourth quarters.

Our operating expenses are based in part on our expectations for future revenue and are relatively fixed in the short term. Accordingly, any revenue shortfall below expectations has had, and in the future could have, an immediate and significant adverse effect on our profitability. Greater than anticipated expenses or a failure to maintain rigorous cost controls would also negatively affect profitability.

We derive a substantial portion of our net revenue from a small number of solutions, including our AutoCAD-based software products and collections, and if these offerings are not successful, our revenue would be adversely affected.

We derive a substantial portion of our net revenue from sales of subscriptions of a limited number of our offerings, including AutoCAD software, solutions based on AutoCAD, which include our collections that serve specific markets, and products that are interoperable with AutoCAD. Any factor adversely affecting sales of these subscriptions, including the product release cycle, market acceptance, product competition, performance and reliability, reputation, price competition, economic and market conditions, and the availability of third-party applications, would likely harm our financial results. During the six months ended July 31, 2021 and 2020, combined revenue from our AutoCAD and AutoCAD LT family products, not including collections having AutoCAD or AutoCAD LT as a component, represented 29% and 30% of our total net revenue, respectively.

From time to time we realign or introduce new business and sales initiatives; if we fail to successfully execute and manage these initiatives, our results of operations could be negatively impacted.

As part of our effort to accommodate our customers’ needs and demands and the rapid evolution of technology, from time to time we evolve our business and sales initiatives, such as realigning our development and marketing organizations, offering software as a service, and realigning our internal resources in an effort to improve efficiency. We may take such actions without clear indications that they will prove successful and, at times, we have been met with short-term challenges in the execution of such initiatives. Market acceptance of any new business or sales initiative is dependent on our ability to match our customers’ needs at the right time and price. Often, we have limited prior experience and operating history in these new areas of emphasis. If any of our assumptions about expenses, revenue, or revenue recognition principles from these initiatives proves incorrect, or our attempts to improve efficiency are not successful, our actual results may vary materially from those anticipated, and our financial results will be negatively impacted.

Net revenue, billings, earnings, cash flow, or subscriptions shortfalls or volatility of the market generally may cause the market price of our stock to decline.

The market price for our common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price for our common stock may be affected by a number of factors, including the other risks described in these risk factors and the following:

•

shortfalls in our expected financial results, including net revenue, billings, earnings, and cash flow or key performance metrics, such as subscriptions, including as a result of the current COVID-19 pandemic, and how those results compare to securities analyst expectations, including whether those results fail to meet, exceed, or significantly exceed securities analyst expectations;

•	quarterly variations in our or our competitors’ results of operations;

•	general socioeconomic, political, or market conditions, including from an economic downturn or recession in the United States or in other countries;

•

changes in forward-looking estimates of future results, how those estimates compare to securities analyst expectations, or changes in recommendations or confusion on the part of analysts and investors about the short- and long-term impact to our business;

•	uncertainty about certain governments’ abilities to repay debt or effect fiscal policy;

•	announcements of new offerings or enhancements by us or our competitors;

•	unusual events such as significant acquisitions, divestitures, regulatory actions, and litigation;

•	changes in laws, rules, or regulations applicable to our business;

•	outstanding debt service obligations; and

•	other factors, including factors unrelated to our operating performance, such as instability affecting the economy or the operating performance of our competitors.

Significant changes in the price of our common stock could expose us to costly and time-consuming litigation. Historically, after periods of volatility in the market price of a company’s securities, a company becomes more susceptible to securities class action litigation. This type of litigation is often expensive and diverts management’s attention and resources.

As a result of our strategy of partnering with other companies for product development, our product delivery schedules could be adversely affected if we experience difficulties with our product development partners.

We partner with certain independent firms and contractors to perform some of our product development activities. We believe our partnering strategy allows us to achieve efficiencies in developing new products and maintaining and enhancing existing product offerings. This strategy creates a dependency on independent developers. Independent developers, including those who currently develop solutions for us in the United States and throughout the world, may not be able or willing to provide development support to us in the future. In addition, use of development resources through consulting relationships, particularly in non-U.S. jurisdictions with developing legal systems, may be adversely impacted by, and expose us to risks relating to, evolving employment, export, and intellectual property laws. These risks could, among other things, expose our intellectual property to misappropriation and result in disruptions to product delivery schedules.

Social and ethical issues relating to the use of artificial intelligence in our offerings may result in reputational harm or liability.

Social and ethical issues relating to the use of new and evolving technologies such as AI in our offerings, may result in reputational harm and liability, and may cause us to incur additional research and development costs to resolve such issues. We are increasingly building AI into many of our offerings. As with many innovations, AI presents risks and challenges that could affect its adoption, and therefore our business. AI presents emerging ethical issues and if we enable or offer solutions that draw controversy due to their perceived or actual impact on society, we may experience brand or reputational harm, competitive harm, or legal liability. Potential government regulation in the space of AI ethics may also increase the burden and cost of research and development in this area, subjecting us to brand or reputational harm, competitive harm, or legal liability. Failure to address AI ethics issues by us or others in our industry could undermine public confidence in AI and slow adoption of AI in our products and services.

Risks Relating to Our Operations

Security incidents may compromise the integrity of our or our customers’ offerings, services, data, or intellectual property, harm our reputation, damage our competitiveness, create additional liability, and adversely impact our financial results.

As we digitize Autodesk and use cloud- and web-based technologies to leverage customer data to deliver the total customer experience, we are exposed to increased security risks and the potential for unauthorized access to, or improper use of, our and our customers’ information. Like other software offerings and systems, ours are vulnerable to security incidents. We devote resources to maintain the security and integrity of our systems, offerings, services, and applications (online, mobile, and desktop). We accomplish this by enhancing security features, conducting penetration tests, code hardening, releasing security vulnerability updates, and accelerating our incident response time. We also provide annual information security training to our employees. Despite these efforts, we may not prevent security incidents, and we may face delays or other difficulties in identifying, responding to, or remediating security incidents.

Hackers regularly have targeted our systems, offerings, services, and applications, and we expect them to do so in the future. Security incidents could disrupt the proper functioning of our systems, solutions, or services; cause errors in the output of our customers’ work; allow unauthorized access to sensitive data or intellectual property, including proprietary or confidential information of ours or our customers; or cause other destructive outcomes. The risk of a security incident, particularly through cyber attack or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has increased as the number, intensity, and sophistication of attempted attacks and intrusions from around the world have increased. These threats include identity theft, unauthorized access, DNS attacks, wireless network attacks, viruses and worms, advanced persistent threat (APT), application-centric attacks, peer-to-peer attacks, phishing, malicious file uploads, backdoor trojans, and distributed denial of service (DDoS) attacks. For example, in December 2020 it was widely reported that SolarWinds, an information technology company, was the subject of a cyberattack that created security vulnerabilities for thousands of its clients. We identified a compromised SolarWinds server and promptly took steps to contain and remediate the incidents. While we believe that no customer operations or Autodesk products were disrupted as a result of this attack, other, similar attacks could have a significant negative impact on our systems and operations. In addition, third parties may attempt to fraudulently induce our employees, vendors, partners, or users to disclose information to gain access to our data or our users’ data and there is the risk of employee, contractor, or vendor error or malfeasance. This existing risk is compounded given the COVID-19 pandemic and the resulting shift to work-from-home arrangements for a large population of employees and contractors. Despite efforts to create security barriers to such threats, it is impossible for us to entirely eliminate these risks.

If any of the foregoing security incidents were to occur or to be perceived to have occurred, our reputation may suffer, our competitive position may be diminished, customers may stop paying for our solutions and services, we could be required to expend significant capital and other resources to evaluate and alleviate the security incident and to try to prevent further or additional incidents, and we could face regulatory inquiry, lawsuits, and potential liability. We could incur significant costs and liabilities, including due to litigation, indemnity obligations, damages for contract breach, penalties for violation of applicable laws or regulations, and costs for remediation and other incentives offered to customers or other business partners in an effort to maintain business relationships after a breach, and our financial performance could be negatively impacted.

We cannot assure you that any limitations of liability provisions in our contracts would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to a security breach or other security incident. We also cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims related to a security breach, or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.

We rely on third parties to provide us with a number of operational and technical services; third-party security incidents could expose us to liability, harm our reputation, damage our competitiveness, and adversely impact our financial results.

We rely on third parties, such as Amazon Web Services, to provide us with operational and technical services. These third parties may have access to our systems, provide hosting services, or otherwise process data about us or our customers, employees, or partners. Any third-party security incident could compromise the integrity or availability of, or result in the theft of, data. In addition, our operations or the operations of our customers or partners could be negatively affected in the event of a security breach, and could be subject to the loss or theft of confidential or proprietary information, including source code. Unauthorized access to data and other confidential or proprietary information may be obtained through break-ins, network breaches by unauthorized parties, employee theft or misuse, or other misconduct. If any of the foregoing were to occur or to be perceived to occur, our reputation may suffer, our competitive position may be diminished, customers may buy fewer of our offerings and services, we could face lawsuits and potential liability, and our financial results could be negatively impacted.

Delays in service from third-party service providers could expose us to liability, harm our reputation, damage our competitiveness, and adversely impact our financial results.

From time to time, we may rely on a single or limited number of suppliers, or upon suppliers in a single country, for the provision of services and materials that we use in the operation of our business and production of our solutions. Inability of such third parties to satisfy our requirements could disrupt our operations or make it more difficult for us to implement our strategy. If any of these situations were to occur, our reputation could be harmed, we could be subject to third-party liability, including under data protection and privacy laws in certain jurisdictions, and our financial results could be negatively impacted.

We are investing in resources to update and improve our information technology systems to digitize Autodesk and support our customers. Should our investments not succeed, or if delays or other issues with new or existing information technology systems disrupt our operations, our business could be harmed.

We rely on our network and data center infrastructure, technology systems, and websites for our development, marketing, operational, support, sales, accounting, and financial reporting activities. We continually invest resources to update and improve these systems to meet the evolving requirements of our business and customers. In particular, our transition to cloud-based products and a subscription-only business model involves considerable investment in the development of technologies, as well as back-office systems for technical, financial, compliance, and sales resources. Such improvements are often complex, costly, and time consuming. In addition, such improvements can be challenging to integrate with our existing technology systems, or may uncover problems with those systems. Unsuccessful implementation of hardware or software updates and improvements could result in disruption in our business operations, loss of customers, loss of revenue, errors in our accounting and financial reporting, or damage to our reputation, all of which could harm our business.

Our software is highly complex and may contain undetected errors, defects, or vulnerabilities, each of which could harm our business and financial performance.

The software solutions that we offer are complex and, despite extensive testing and quality control, may contain errors, defects, or vulnerabilities. Some errors, defects, or vulnerabilities in our software solutions may only be discovered after they have been released. Any errors, defects, or vulnerabilities could result in the need for corrective releases to our software solutions, damage to our reputation, loss of revenue, an increase in subscription cancellations, or lack of market acceptance of our offerings, any of which would likely harm our business and financial performance.

If we do not maintain good relationships with the members of our distribution channel, or if our distribution channel suffers financial losses, becomes financially unstable or insolvent, or is not provided the right mix of incentives to sell our subscriptions, our ability to generate revenue will be adversely affected.

We sell our software products both directly to end users and through a network of distributors and resellers. For the six months ended July 31, 2021 and 2020, approximately 67% and 70%, respectively, of our revenue was derived from indirect channel sales through distributors and resellers, and we expect that the majority of our revenue will continue to be derived from indirect channel sales in the near future. Our ability to effectively distribute our solutions depends in part upon the financial and business condition of our distributor and reseller network. Computer software distributors and resellers typically are not highly capitalized, and have previously experienced difficulties during times of economic contraction as well as during the past several years. We have processes to ensure that we assess the creditworthiness of distributors and resellers prior to our sales to them. In the past we have taken steps to support them, and may take additional steps in the future, such as extending credit terms and adjusting our incentives. These steps, if taken, could harm our financial results. If our distributors and resellers were to become insolvent, they would not be able to maintain their business and sales or provide customer support services, which would negatively impact our business and revenue.

We rely significantly upon major distributors and resellers in both the U.S. and international regions, including the distributors Tech Data and Ingram Micro. Tech Data accounted for 36% and 38% of our total net revenue for the six months ended July 31, 2021 and 2020, respectively, and Ingram Micro accounted for 9% and 10% of our total net revenue for six months ended July 31, 2021 and 2020, respectively. Should any of our agreements with Tech Data or Ingram Micro be terminated, we believe the resellers and end users who currently purchase our products through Tech Data or Ingram Micro would be able to continue to do so under substantially the same terms from one of our many other distributors without substantial disruption to our revenue. Consequently, we believe our business is not substantially dependent on either Tech Data or Ingram Micro. However, if either distributor were to experience a significant business disruption or if our relationship with either were to significantly deteriorate, it is possible that our ability to sell to end users would, at least temporarily, be negatively impacted. This could, in turn, negatively impact our financial results. For example, in June 2020, an affiliate of funds managed by affiliates of Apollo Global Management, a global alternative investment manager, acquired Tech Data, and in July 2021, Platinum Equity, a global investment firm, acquired Ingram Micro from HNA Technology Co., Ltd. If there is any reseller or end user uncertainty caused by either acquisition, our ability to sell to these resellers and end users could, at least temporarily, be negatively impacted.

Over time, we have modified and will continue to modify aspects of our relationship with our distributors and resellers, such as their incentive programs, pricing to them, and our distribution model to motivate and reward them for aligning their businesses with our strategy and business objectives. Changes in these relationships and underlying programs could negatively impact their business and harm our business. Further, our distributors and resellers may lose confidence in our business, move to competitive products, or not have the skills or ability to support customers. The loss of or a significant reduction in business with those distributors or resellers could harm our business. In particular, if one or more of such distributors or resellers were unable to meet their obligations with respect to accounts payable to us, we could be forced to write off such accounts and may be required to delay the recognition of revenue on future sales to these customers. These events could have a material adverse effect on our financial results.

We rely on software from third parties, and a failure to properly manage our use of third-party software could result in increased costs or loss of revenue.

Many of our products are designed to include software licensed from third parties. Such third-party software includes software licensed from commercial suppliers and under public open source licenses. While we have internal processes to manage our use of such third-party software, if such processes are inadequate, we may be subject to copyright infringement or other third-party claims. If we are non-compliant with a license for commercial software, we may be required to pay penalties or undergo costly audits pursuant to the license agreement. In the case of open-source software licensed under certain “copyleft” licenses, the license itself, or a court-imposed remedy for non-compliant use of the open source software, may require that proprietary portions of our own software be publicly disclosed or licensed. This could result in a loss of intellectual property rights, increased costs, re-engineering of our software, damage to our reputation, or loss of revenue.

In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties, support, indemnities, assurances of title or controls on origin of the software, or other contractual protections regarding infringement claims or the quality of the code. Likewise, some open source projects have known security and other vulnerabilities and architectural instabilities, or are otherwise subject to security attacks due to their wide availability, and are provided on an “as-is” basis.

Our business could be adversely affected if we are unable to attract and retain key personnel.

Our success and ability to invest and grow depend largely on our ability to attract and retain highly skilled technical, professional, managerial, sales, and marketing personnel. Historically, competition for these key personnel has been intense. The loss of services of any of our key personnel, including key personnel joining our company through acquisitions, inability to retain and attract qualified employees in the future, or delays in hiring required personnel, particularly engineering and sales personnel, could make it difficult to meet key objectives, such as timely and effective product introductions and financial goals.

We rely on third-party technologies and if we are unable to use or integrate these technologies, our solutions and service development may be delayed and our financial results negatively impacted.

We rely on certain software that we license from third parties, including software that is integrated with internally developed software and used in our offerings to perform key functions. These third-party software licenses may not continue to be available on commercially reasonable terms, and the software may not be appropriately supported, maintained, or enhanced by the licensors. The loss of licenses to, or inability to support, maintain, and enhance any such software could result in increased costs or delays until equivalent software can be developed, identified, licensed, and integrated, which would likely harm our business.

Disruptions in licensing relationships and with third-party developers could adversely impact our business.

We license certain key technologies from third parties. Licenses may be restricted in the term or the use of such technology in ways that negatively affect our business. Similarly, we may not be able to obtain or renew license agreements for key technology on favorable terms, if at all, and any failure to do so could harm our business. Our business strategy has historically depended in part on our relationships with third-party developers who provide products that expand the functionality of our design software. Some developers may elect to support other products or may experience disruption in product development and delivery cycles or financial pressure during periods of economic downturn. In particular markets, such disruptions have in the past, and would likely in the future, negatively impact these third-party developers and end users, which could harm our business.

Technology created by outsourced product development, whether outsourced to third parties or developed externally and transferred to us through business or technology acquisitions, involves additional risks such as effective integration into existing products, adequate transfer of technology know-how, and ownership and protection of transferred intellectual property.

Risks Relating to Laws and Regulations

Increasing regulatory focus on privacy issues and expanding laws may impact our business or expose us to increased liability.

Our strategy to digitize Autodesk involves increasing our use of cloud- and web-based technologies and applications to leverage customer data to improve our offerings for the benefit of our customers. To accomplish this strategy, we must collect and otherwise process customer data, which may include personal data. Federal, state, and foreign privacy and data security laws apply to the treatment of personal data; the regulatory framework for data privacy and security issues is rapidly evolving and is likely to remain uncertain for the foreseeable future. Governments, regulators, plaintiffs’ attorneys, privacy advocates, and customers have increased their focus on how companies collect, process, use, store, share, and transmit personal data.

The General Data Protection Regulation (EU) 2016/679 (“GDPR”) is applicable in all European Union member states and introduced new data protection requirements in the European Union and substantial fines for non-compliance. The GDPR generally prohibits the transfer of personal data of European Economic Area (“EEA”) data subjects outside of the EEA to countries whose laws do not ensure an adequate level of protection, unless a lawful data transfer solution has been implemented or an Article 49 GDPR derogation applies. We have modified our privacy practices to comply with the GDPR and make use of standard contractual clauses approved by the European Commission in relation to the transfer of personal data from the European Union to the United States. On July 16, 2020, the Court of Justice of the European Union (“CJEU”) invalidated the EU-U.S. Privacy Shield as a valid data transfer mechanism (the “Schrems II Ruling”). The decision upheld the use of the European Commission standard contractual clauses (“SCCs”) as a valid data transfer mechanism, but required organizations to take supplementary measures where relying on the SCCs. We do not anticipate any immediate change in our customers’ ability to continue to use our services and transfer data between the EU and the United States as a result of the Schrems II Ruling. In the decision, the CJEU imposed additional obligations on companies when relying on SCCs to transfer personal data. This decision may result in European data protection regulators applying differing standards for, and requiring ad hoc verification of, transfers of personal data from Europe to the United States. In November 2020, the European Commission released a draft of revised SCCs addressing the CJEU concerns. The European Data Protection Board also issued recommendations that, together with the revised SCCs, may require us to implement additional contractual and technical safeguards for any personal data transferred out of the EEA, which may increase compliance costs, lead to increased regulatory scrutiny or liability, and adversely impact our business, financial condition, and operating results. Furthermore, on June 4, 2021, the European Commission published a new set of modular SCCs, providing for an 18-month implementation period, which became effective on June 29, 2021 and imposes on companies obligations relating to data transfers, including the obligation to conduct a transfer impact assessment and, depending on a party’s role in the transfer, to implement additional security measures and to update internal privacy practices. The new SCCs also introduce the possibility of transfer of personal data from data processors in the EU to data controllers outside the EU. If we elect to rely on the new SCCs for data transfers, we may be required to incur significant time and expend significant resources to update our contractual arrangements and to comply with new obligations. If we are unable to implement a valid mechanism for personal data transfers from the EU, we will face increased exposure to regulatory actions, substantial fines and injunctions against processing personal data from the EU. In addition, the UK’s exit from the EU, and ongoing developments in the UK, have created uncertainty with regard to data protection regulation in the UK. As of January 1, 2021, following the expiry of transitional arrangements agreed to between the UK and EU, data processing in the UK is now governed by the UK General Data Protection Regulation and supplemented by other domestic data protection laws, such as the UK Data Protection Act 2018. We are accordingly exposed to two regimes, each of which authorizes similar and separate fines (ranging from €10 million (£8.7 million) to €20 million (£17.5 million) or 2% to 4% of annual global revenue, whichever is higher) and potentially divergent enforcement actions for certain violations. Furthermore, the new SCCs apply only to the transfer of data outside the EEA and not the UK. Although the European Commission adopted an adequacy decision for the UK on June 28, 2021, allowing the continued flow of personal data from Europe to the UK, this decision will be regularly reviewed going forward and may be revoked if the UK diverges from its current adequate data protection laws following its exit from the European Union. The UK’s Information Commissioner’s Office is currently undergoing a period of public consultation on its own UK-specific international data transfer agreement. We are monitoring these developments, but we may, in addition to other impacts, experience additional costs associated with increased compliance burdens and be required to engage in new contract negotiations with third parties that aid in processing data on our behalf or localize certain data.

In the European Union and the UK, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and current national laws that implement the ePrivacy Directive are highly likely to be replaced by an EU regulation known as the ePrivacy Regulation, which will significantly increase fines for non-compliance. Recent guidance and case law in the European Union and the UK require opt-in, informed consent for the placement of a cookie or similar tracking technologies on a customer’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or tracking technology. While the text of the ePrivacy Regulation is still under development, recent European case law and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. This could lead to substantial costs, require significant system changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities. Regulation of cookies and similar technologies, and any decline of cookies or similar online tracking technologies as a means to identify and potentially target users, may lead to broader restrictions and impairments on our marketing and personalization activities and may negatively impact our efforts to understand our customers.

In addition, in June 2018, California enacted the California Consumer Privacy Act (the “CCPA”), which took effect in January 2020. The CCPA, among other things, gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. In November 2020, California voters passed the

California Privacy Rights Act (the “CPRA”). The CPRA, which becomes effective on January 1, 2023, significantly expands the CCPA, including by introducing additional obligations such as data minimization and storage limitations, granting additional rights to consumers such as correction of personal information and additional opt-out rights, and creates a new entity to implement and enforce the law. The CCPA and CPRA will require us to modify our data processing practices and policies and may cause us to incur substantial costs and expenses in order to comply. The final form and impact of these new laws and this new agency, and any regulations promulgated thereunder, remain unclear and may create further uncertainty and require us to incur additional costs and expenses in an effort to comply. There has also been privacy legislation proposed or enacted at the federal state levels, such as in Nevada, New Hampshire, Washington, Illinois and Nebraska, as well as in Virginia, where such legislation, the Virginia Consumer Data Protection Act (“VCDPA”), was signed into law on March 2, 2021 with an effective date of January 1, 2023 and in Colorado, where such legislation, the Colorado Privacy Act (“CPA”), was signed into law on July 8, 2021 with an effective date of July 1, 2023. Laws in all 50 states require businesses to provide notice under certain circumstances to customers whose personal information has been disclosed as a result of a data breach. Additionally, the FTC and many state attorneys general are interpreting federal, state and international consumer protection laws to impose standards for the collection, use, dissemination and security of data. In addition to government activity, privacy advocacy groups and technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. The VCDPA, the CPA, other proposed legislations, if enacted, and the interplay of federal and state laws may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and data we receive, use and share, and have and may cause variation in requirements, increase restrictions and potential legal risk and impact strategies and the availability of previously useful data, potentially exposing us to additional expense, adverse publicity and liability. Several other countries, including Australia, New Zealand, Brazil, and Japan, have also established specific legal requirements for cross-border transfers of personal information.

The GDPR, CCPA, and other state and global laws and regulations increased our responsibility and potential liability in relation to personal data, and we have and will continue to put in place additional processes and programs to demonstrate compliance. New privacy laws and regulations are under development at the U.S. federal and state level and many international jurisdictions. Any actual or perceived failure to comply with the GDPR, the CCPA, or other data privacy laws or regulations, or related contractual or other obligations, or any perceived privacy rights violation, could lead to investigations, claims, and proceedings by governmental entities and private parties, damages for contract breach, and other significant costs, penalties, and other liabilities, as well as harm to our reputation and market position.

Additionally, we store customer information and content and if our customers fail to comply with contractual obligations or applicable laws, it could result in litigation or reputational harm to us. The GDPR, CCPA, and other laws and self-regulatory codes may affect our ability to reach current and prospective customers, understand how our offerings and services are being used, respond to customer requests allowed under the laws, and implement our new business models effectively. These new laws and regulations would similarly affect our competitors as well as our customers. These requirements could impact demand for our offerings and services and result in more onerous contract obligations.

There is also an increasing trend towards data localization policies. For example, in 2015, Russia introduced data localization laws, and other countries such as India and China are considering data localization requirements. If this trend continues and countries implement more restrictive regulations for cross-border data transfers (or do not permit data to leave the country of origin), our business, financial condition, and results of operations in those jurisdictions could be impacted.

We are subject to governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate the controls.

Our offerings are subject to U.S. export controls and economic sanctions laws and regulations that prohibit the delivery of certain solutions and services without the required export authorizations or export to locations, governments, and persons targeted by U.S. sanctions. While we have processes to prevent our offerings from being exported in violation of these laws, including obtaining authorizations as appropriate and screening against U.S. government and international lists of restricted and prohibited persons, we cannot guarantee that these processes will prevent all violations of export control and sanctions laws.

If our channel partners fail to obtain appropriate import, export, or re-export licenses or permits, we may also be adversely affected, through reputational harm as well as other negative consequences including government investigations and penalties. We presently incorporate export control and sanctions compliance requirements in our channel partner agreements. Complying with export control and sanctions regulations for a particular sale may be time-consuming and may result in the delay or loss of sales opportunities. Violations of U.S. sanctions or export control laws can result in fines or penalties.

If we are not able to adequately protect our proprietary rights, our business could be harmed.

We rely on a combination of patent, copyright, and trademark laws, trade secret protections, confidentiality procedures, and contractual provisions to protect our proprietary rights. However, the steps we take to protect our intellectual property rights may be inadequate. While we have patent applications pending in the United States and throughout the world, we may be unable to obtain patent protection for the technology covered in our patent applications. In addition, any patents issued to us in the future may not provide us with competitive advantages or may be successfully challenged by third parties. Furthermore, legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights are uncertain. Despite our efforts to protect our proprietary rights, unauthorized parties from time to time have copied or reverse engineered aspects of our software or have obtained and used information that we regard as proprietary. Policing unauthorized use of our software is time-consuming and costly. We are unable to measure the extent to which unauthorized use of our software exists and we expect that unauthorized use of software will remain a persistent problem, particularly in emerging economies.

Additionally, we actively protect the secrecy of our confidential information and trade secrets, including our source code. If unauthorized disclosure of our source code occurs, we could potentially lose future trade secret protection for that source code. Unauthorized disclosure of our source code could make it easier for third parties to compete with our offerings by copying functionality, which could adversely affect our financial performance and our reputation. We also seek to protect our confidential information and trade secrets through the use of non-disclosure agreements with our employees, customers, contractors, vendors, and partners. However, it is possible that our confidential information and trade secrets may be disclosed or published without our authorization. If this were to occur, it may be difficult and/or costly for us to enforce our rights, and our financial performance and reputation could be negatively impacted.

We may face intellectual property infringement claims that could be costly to defend and result in the loss of significant rights.

Our competitors, as well as a number of other entities and individuals, may own or claim to own intellectual property relating to our business. Third parties may claim that we are infringing upon or misappropriating their intellectual property rights, and we may be found to be infringing upon such rights, even if we are unaware of the intellectual property rights claimed against us. As more software patents are granted worldwide, the number of offerings and competitors in our industries grows, and the functionality of products in different industries overlaps, we expect that software developers will be increasingly subject to infringement claims. Additionally, certain patent assertion entities have become more aggressive in threatening and pursuing litigation in attempts to obtain fees for licensing the right to use patents.

Any claims or threats of infringement or misappropriation, whether with or without merit, have been and could in the future be time-consuming to defend, result in costly litigation and diversion of resources, cause product delays, require us to change our products or business practices, prevent us from offering our software and services, or require us to enter into royalty or licensing agreements. In addition, such royalty or license agreements, if required, may not be available on acceptable terms, if at all, which would likely harm our business. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications, or refund fees, which could be costly. Furthermore, from time to time we may introduce or acquire new products, including in areas where we historically have not competed, which could increase our exposure to patent and other intellectual property claims.

Contracting with government entities exposes us to additional risks inherent in the government procurement process.

We provide products and services, directly and indirectly, to a variety of government entities. Risks associated with licensing and selling products and services to government entities include extended sales and collection cycles, varying governmental budgeting processes, and adherence to complex procurement regulations and other government-specific contractual requirements. We may be subject to audits and investigations relating to our government contracts and any violations could result in civil and criminal penalties and administrative sanctions, including termination of contracts, payment of fines, and suspension or debarment from future government business, as well as harm to our reputation and financial results.

Risks Relating to Financial Developments

We are exposed to fluctuations in currency exchange rates that could negatively impact our financial results and cash flows.

Because we conduct a substantial portion of our business outside the United States, we face exposure to adverse movements in foreign currency exchange rates, which could have a material adverse impact on our financial results and cash flows. These exposures may change over time as business practices evolve and economic conditions change. We use derivative instruments to manage a portion of our cash flow exposure to fluctuations in foreign currency exchange rates. As part of our risk management strategy, we use foreign currency contracts to manage a portion of our exposures of underlying assets, liabilities, and other obligations, which exist as part of our ongoing business operations. These foreign currency instruments have maturities that extend for one to 18 months in the future and provide us with some protection against currency exposures. However, our attempts to hedge against these risks may not be completely successful, resulting in an adverse impact on our financial results.

The fluctuations of currencies in which we conduct business can both increase and decrease our overall revenue and expenses for any given period. Although our foreign currency cash flow hedge program extends beyond the current quarter in order to reduce our exposure to foreign currency volatility, we do not attempt to completely mitigate this risk, and in any case, will incur transaction fees in adopting such hedging programs. Such volatility, even when it increases our revenues or decreases our expenses, impacts our ability to accurately predict our future results and earnings.

In addition, global events, including the sudden and unexpected effects of the COVID-19 pandemic as well as geopolitical developments, may contribute to volatility in foreign exchange markets, which we may not be able to effectively manage, and our financial results could be adversely impacted. Additionally, countries in which we operate may be classified as highly inflationary economies, requiring special accounting and financial reporting treatment for such operations, or such countries’ currencies may be devalued, or both, which may adversely impact our business operations and financial results.

Our investment portfolio consists of a variety of investment vehicles that are subject to interest rate trends, market volatility, and other economic factors. If general economic conditions decline, this could cause the credit ratings of our investments to deteriorate and illiquidity in the financial marketplace, and we may experience a decline in interest income and an inability to sell our investments, leading to impairment in the value of our investments.

It is our policy to invest our cash, cash equivalents, and marketable securities in highly liquid instruments with, and in the custody of, financial institutions with high credit ratings and to limit the amounts invested with any one institution, type of security, or issuer. However, we are subject to general economic conditions, interest rate trends, and volatility in the financial marketplace that can affect the income that we receive from our investments, the net realizable value of our investments (including our cash, cash equivalents, and marketable securities), and our ability to sell them. Any one of these factors could reduce our investment income or result in material charges, which in turn could impact our overall net income (loss) and earnings (loss) per share.

From time to time we make direct investments in privately held companies. Investments in privately held companies are considered inherently risky. The technologies and products these companies have under development are typically in the early stages and may never materialize, which could result in a loss of all or a substantial part of our initial investment in these companies. The evaluation of privately held companies is based on information that we request from these companies, which is not subject to the same disclosure regulations as U.S. publicly traded companies and, as such, the basis for these evaluations is subject to the timing and accuracy of the data received from these companies.

A loss on any of our investments may cause us to record an other-than-temporary impairment charge. The effect of this charge could impact our overall net income (loss) and earnings (loss) per share. In any of these scenarios, our liquidity may be negatively impacted, which in turn may prohibit us from making investments in our business, taking advantage of opportunities, and potentially meeting our financial obligations as they come due.

Changes in tax rules and regulations, and uncertainties in their interpretation and application, could materially affect our tax obligations and effective tax rate.

We are a U.S.-based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions. Our effective tax rate is primarily based on our expected geographic mix of earnings; statutory rates; intercompany arrangements, including the manner in which we develop, value, and license our intellectual property; and enacted tax rules. Significant judgment is required in determining our effective tax rate and in evaluating our tax positions on a worldwide basis. While we believe our tax positions, including intercompany transfer pricing policies, are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible that these positions may be overturned by tax authorities and may have a significant impact on our effective tax rate and cash taxes.

Tax laws in the United States and in foreign tax jurisdictions are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. For example, the U.S. government enacted significant tax law changes in December 2017, the U.S. Tax Cuts and Jobs Act (“TCJA”), which impacted our tax obligations and effective tax rate beginning in our fiscal 2018 tax year, and significant tax legislation was included in the March 2020 CARES Act and subsequent Consolidated Appropriations Act in December 2020. Due to the complexity and varying interpretations of the TCJA and the CARES Act, the U.S. Department of Treasury and other standard-setting bodies have been issuing and will continue to issue regulations and interpretative guidance that could significantly impact how we will apply the law and the ultimate effect on our results of operations from both the TCJA and the CARES Act, including for our prior tax years. In addition, increases in corporate tax rates, such as have been proposed by the current U.S. administration, could increase our effective tax rate and have an adverse effect on our results of operations.

Increasingly, tax authorities are scrutinizing existing corporate tax regulatory and legal regimes. Many countries in the European Union as well as other countries and organizations such as the Organization for Economic Cooperation and Development are actively considering new taxing regimes and changes to existing tax laws that are contrary to the way we have interpreted and historically applied the rules and regulations in our tax returns for such jurisdictions. If U.S. or foreign tax authorities change applicable tax laws or successfully challenge how or where our profits are currently recognized, our overall taxes could increase, and our business, financial condition, or results of operations may be adversely impacted.

If we were required to record an impairment charge related to the value of our long-lived assets or an additional valuation allowance against our deferred tax assets, our results of operations would be adversely affected.

Our long-lived assets are tested for impairment if indicators of impairment exist. If impairment testing shows that the carrying value of our long-lived assets exceeds their estimated fair values, we would be required to record a non-cash impairment charge, which would decrease the carrying value of our long-lived assets, adversely affecting our results of operations. Our deferred tax assets include net operating loss, amortizable tax assets, and tax credit carryforwards that can be used to offset taxable income and reduce income taxes payable in future periods. Each quarter, we assess the need for a valuation allowance, considering both positive and negative evidence to determine whether all or a portion of the deferred tax assets are more likely than not to be realized. We continue to have a full valuation allowance against certain U.S. and foreign deferred tax assets. Changes in the amount of the U.S. and foreign jurisdictions valuation allowance could also result in a material non-cash expense or benefit in the period in which the valuation allowance is adjusted, and our results of operations could be materially affected. We will continue to perform these tests on our worldwide deferred tax assets, and any future adjustments to the realizability of our deferred tax assets may have a material effect on our financial condition and results of operations.

General Risk Factors

Our business may be significantly disrupted upon the occurrence of a catastrophic event.

Our business is highly automated and relies extensively on the availability of our network and data center infrastructure, our internal technology systems, and our websites. We also rely on hosted computer services from third parties for services that we provide to our customers and computer operations for our internal use. The failure of our systems or hosted computer services due to a catastrophic event, such as an earthquake, fire, flood, tsunami, weather event, telecommunications failure, power failure, cyber attack, terrorism or war, or business interruption from epidemics or pandemics, or the fear of such events, could adversely impact our business, financial results, and financial condition. For example, our corporate headquarters and executive offices are located near major seismic faults in the San Francisco Bay Area and face annual periods of wildfire danger, which increase the probability of power outages and may impact employees’ abilities to commute to work or to work from home. We have developed disaster recovery plans and maintain backup systems in order to reduce the potential impact of a catastrophic event; however, there can be no assurance that these plans and systems would enable us to return to normal business operations. In addition, any such event could negatively impact a country or region in which we sell our products. This could in turn decrease that country’s or region’s demand for our products, negatively impacting our financial results.

We are subject to legal proceedings and regulatory inquiries, and we may be named in additional legal proceedings or become involved in regulatory inquiries in the future, all of which are costly, distracting to our core business, and could result in an unfavorable outcome or a material adverse effect on our business, financial condition, results of operations, cash flows, or the trading prices for our securities.

We are involved in legal proceedings and receive inquiries from regulatory agencies. As the global economy has changed and our business has evolved, we have seen an increase in litigation activity and regulatory inquiries. Like many other technology companies, the number and frequency of inquiries from U.S. and foreign regulatory agencies we have received regarding our business and our business practices, as well as the business practices of others in our industry, have increased in recent years. In the event we are involved in significant disputes or are the subject of a formal action by a regulatory agency, we could be exposed to costly and time-consuming legal proceedings that could result in any number of outcomes. Any claims or regulatory actions initiated by or against us, whether successful or not, could result in high defense costs, damage awards, injunctive relief, increased costs of business, fines or orders to change certain business practices, significant dedication of management time, diversion of operational resources, or otherwise harm our business. In any such event, our financial results, results of operations, cash flows, or trading prices for our securities could be negatively impacted.

Changes in existing financial accounting standards or practices, or taxation rules or practices may adversely affect our results of operations.

Changes in existing accounting or taxation rules or practices, new accounting pronouncements or taxation rules, or varying interpretations of current accounting pronouncements or taxation practices could have a significant adverse effect on our results of operations or the way we conduct our business. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish a report by our management on our internal control over financial reporting, including an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year. This assessment must include a statement as to whether or not our internal control over financial reporting is effective and disclosure of any material weaknesses in our internal control over financial reporting identified by management. If our management or independent registered public accounting firm identifies one or more material weaknesses in our internal control over financial reporting, we are unable to assert that our internal control over financial reporting is effective, or our independent registered public accounting firm is unable to express an opinion that our internal controls are effective, investors could lose confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our business and stock price.

In preparing our financial statements we make certain assumptions, judgments, and estimates that affect amounts reported in our consolidated financial statements which, if not accurate, may significantly impact our financial results.

We make assumptions, judgments, and estimates for a number of items, including revenue recognition for product subscriptions and enterprise business arrangements, the determination of the fair value of acquired assets and liabilities, goodwill, financial instruments including strategic investments, long-lived assets, and intangible assets, the realizability of deferred tax assets, and the fair value of stock awards. We also make assumptions, judgments, and estimates in determining the accruals for uncertain tax positions, variable compensation, partner incentive programs, product returns reserves, allowances for credit losses, asset retirement obligations, legal contingencies, and operating lease liabilities. These assumptions, judgments, and estimates are drawn from historical experience and various other factors that we believe are reasonable under the circumstances as of the date of the consolidated financial statements. Actual results could differ materially from our estimates, and such differences could significantly impact our financial results.

Risks Relating to Our Offering

We are not contractually committed to allocate the net proceeds from the sale of the notes to Eligible Projects, and our failure to do so could adversely impact the value of the notes.

The market price of the notes may be impacted by any failure by us to allocate an amount equal to the net proceeds from the sale of the notes to Eligible Projects or to meet or continue to meet the investment requirements of certain environmentally focused investors with respect to the notes. Although we intend to allocate all the net proceeds from the sale of the notes to Eligible Projects as described under “Use of Proceeds,” it will not be an event of default under the indenture governing the notes if we fail to do so.

There can be no assurance that the use of net proceeds of the notes to finance Eligible Projects will be suitable for the investment criteria of an investor.

We intend to allocate an amount equal to the net proceeds from the sale of the notes to Eligible Projects in the manner described under “Use of Proceeds.” We will retain broad discretion over the use or allocation of the net proceeds from this offering and you may not agree with the ultimate use or allocation of these net proceeds Prospective investors should consider the information set out in this prospectus supplement regarding such use of proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the notes together with any other investigation such investor deems necessary. The examples of projects in “Use of Proceeds” are for illustrative purposes only and no assurance can be provided that disbursements for projects with these specific characteristics will be made by us with the net proceeds of the notes. There can be no assurance that the use of such proceeds for any Eligible Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates, ratings criteria, taxonomies or standards or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any Eligible Projects.

Although it is our intention to allocate an amount equal to the net proceeds from the sale of the notes to Eligible Projects in the manner described under “Use of Proceeds,” there can be no assurance that such use of proceeds will be capable of being implemented in such manner or in accordance with any timing schedule, and accordingly there can be no assurance that such amounts will be totally or partially disbursed for such Eligible Projects. There also cannot be any assurance that such Eligible Projects will be completed within any specified time period or at all, or that such Eligible Projects will achieve the results or outcome (whether or not related to the environment) originally expected or anticipated by us.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the notes may not be suitable for the investment criteria of an investor.

There is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, and nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, no assurance is or can be given to investors that any Eligible Projects selected to receive an allocation of funds from the net proceeds of the notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social and/or other impacts will not occur during the implementation of any Eligible Projects funded in whole or in part by the net proceeds from the sale of the notes.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) that may be made available in connection with the issuance of the notes and, in particular, with respect to whether any Eligible Projects fulfill any environmental, social, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement and the accompanying prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by us or any underwriter, or any other person to buy, sell or hold the notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the notes. As of the date of this prospectus supplement, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

The notes may not be listed or admitted to any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently labeled segment of any stock exchange or securities market, and any such potential listing or admission may not be indicative that the notes will be suitable for the investment criteria of an investor.

We do not intend to apply for listing of the notes on any securities exchange. However, in the event that the notes are listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently labeled segment of any stock exchange or securities market (whether or not regulated), no representation or assurance can be given by us, any underwriter or any other person that such listing or admission would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by such investor’s own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Projects. Furthermore, it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another. In addition, there is no representation or assurance given or made by us or any underwriter or any other person that any such listing or admission to trading will be obtained in respect of the notes or, if obtained, that any such listing or admission to trading will be maintained during the life of the notes.

The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes will be obligations exclusively of Autodesk, Inc. and not of any of our subsidiaries. A portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of July 31, 2021, our subsidiaries had approximately $2,609.2 million of outstanding liabilities, including trade payables but excluding inter-company liabilities and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP (as defined below).

The notes will be subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes will be our unsecured general obligations, ranking equally with other outstanding senior unsecured indebtedness, including our outstanding senior notes and any indebtedness we may incur from time to time under our credit facility. The indenture governing the notes permits us and our subsidiaries to incur additional indebtedness, including secured debt. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and the previously issued notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

Our debt service obligations, including the notes being offered pursuant to this prospectus supplement and the accompanying prospectus, may adversely affect our financial condition and cash flows from operations.

We have $1,650 million of senior notes outstanding as of July 31, 2021. As each series of senior notes matures and the notes offered hereby mature, we will have to expend significant resources to either repay or refinance these notes. If we decide to refinance the notes, we may be required to do so on different or less favorable terms or we may be unable to refinance the notes at all, both of which may adversely affect our financial condition.

We also entered into an amended and restated credit agreement on September 30, 2021 that provides for a credit facility in the aggregate principal amount of $1.5 billion, with an option to be increased up to $2.0 billion, increased from an aggregate principal amount of $650.0 million, with an option to be increased up to $1.0 billion, under our previous credit agreement. The amended and restated credit agreement also includes sustainability-linked pricing adjustment provisions. As of September 30, 2021, we had no outstanding borrowings under the credit facility. We may use the proceeds of any future borrowing under the credit facility for general corporate purposes, or for future acquisitions or expansion of our business. See “Summary — Recent Developments.”

Maintenance of our indebtedness, contractual restrictions, and additional issuances of indebtedness could:

•	cause us to dedicate a substantial portion of our cash flows from operations towards debt service obligations and principal repayments;

•	increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	impair our ability to obtain future financing for working capital, capital expenditures, acquisitions, general corporate or other purposes; and

•

due to limitations within the debt instruments, restrict our ability to grant liens on property, enter into certain mergers, dispose of all or substantially all of the assets of us and our subsidiaries, taken as a whole, materially change our business or incur subsidiary indebtedness, subject to customary exceptions.

We are required to comply with the covenants set forth in our indenture and credit agreement. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of the covenants and do not obtain a waiver from the note holders or lenders, then, subject to applicable cure periods, any outstanding indebtedness may be declared immediately due and payable. In addition, changes by any rating agency to our credit rating may negatively impact the value and liquidity of our securities. Under certain circumstances, if our credit ratings are downgraded or other negative action is taken, the interest rate payable by us under our revolving credit facility could increase. Downgrades in our credit ratings could also restrict our ability to obtain additional financing in the future and could affect the terms of any such financing.

We may be able to incur substantially more indebtedness.

The terms of the indenture governing the notes will not prohibit us from incurring indebtedness in the future. We may also incur additional indebtedness under the terms, and subject to the covenants, of our credit agreement. If we incur any additional indebtedness that ranks equally with the notes or amounts due under our credit facility, the holders of that indebtedness will be entitled to share ratably with the holders of the notes, and the outstanding senior notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company.

The limited covenants in the indenture governing the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture governing the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes;

•	limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our ability to repurchase or prepay our securities;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	restrict our ability to enter into highly leveraged transactions.

In addition, the limitation on liens and limitation on sale and lease-back transactions covenants with respect to principal property contain exceptions that will allow us to create, grant or incur liens or security interests with respect to our facilities in a number of circumstances. As of the date of this prospectus supplement, neither we nor any of our restricted subsidiaries own any Principal Property (as defined in the indenture governing the notes).

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

Changes in our credit ratings may adversely affect your investment in the notes.

The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs.

There may not be an active trading market for the notes.

We cannot assure you that an active trading market for the notes will ever develop or be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. The future trading price of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the:

•	propensity of existing holders to trade their positions in the notes;

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

The provisions in the indenture governing the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the indenture to trigger these provisions, notably that the transactions are accompanied or followed within 60 days by a downgrade in the rating of the notes, following which the notes are no longer rated “investment grade.” Except as described under “Description of Notes — Purchase of Notes upon Change of Control Repurchase Event,” the indenture does not contain provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.

We may not be able to repurchase all of the notes upon a change of control repurchase event, which would result in a default under the notes.

We will be required to repurchase the notes at the option of each holder upon the occurrence of a change of control repurchase event as provided in the indenture governing the notes. However, we may not have sufficient funds to repurchase the notes in cash at the time of any change of control repurchase event. In addition, our ability to repurchase the notes for cash may be limited by law or the terms or other agreements relating to our indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. Our failure to repurchase your notes upon a change of control repurchase event would be an event of default under the indenture and could cause a cross-default or acceleration under certain agreements governing our other indebtedness, if any, including our credit agreement.

You may not be able to determine when a change of control repurchase event has occurred.

The definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

The negative covenants in the indenture governing the notes may have a limited effect.

The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries to create certain liens on principal property or the capital stock of restricted subsidiaries, enter into certain sale and leaseback transactions with respect to principal property, and consolidate or merge with, or convey, transfer or lease all or substantially all our assets, taken as a whole, to, another person. The covenants limiting liens and sale and leaseback transactions contain exceptions that will allow us and our restricted subsidiaries to incur liens with respect to material assets. See “Description of Notes — Certain Covenants” in this prospectus supplement and “Description of Senior Debt Securities — Certain Covenants” in the accompanying prospectus. In light of these exceptions and other factors described above, holders of the notes may be structurally or contractually subordinated to new lenders. As of the date of this prospectus supplement, neither we nor any of our restricted subsidiaries own any principal property.

USE OF PROCEEDS

The net proceeds from the sale of the notes are estimated to be approximately $         , after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us. We intend to allocate an amount equal to the net proceeds from the sale of the notes to finance or refinance, in whole or in part, green or social Eligible Projects (as defined below).

Eligible Projects

“Eligible Projects” refer to projects that meet the Eligibility Criteria (as defined below) and include capital and operational expenditures made by us beginning with the 24 months preceding the issuance date of the notes. We expect that each of our Eligible Projects will meet one or more of the following eligibility criteria, but any Eligible Projects receiving an allocation of the net proceeds from the sale of the notes may or may not include any one or all of the example projects listed below. The “Eligibility Criteria” and example projects are outlined below:

Eco-Efficient Products, Production Technologies, and Processes: Investments and expenditures related to the development and improvement of software capabilities to deliver insights that optimize the energy, waste, and water efficiencies and resilience of building, infrastructure, and industrial projects, specifically:

•

Sustainability insight capabilities and lean process coordination in the Autodesk Architecture, Engineering, and Construction Collection (“AEC Collection”) and SpaceMaker that are designed to help professionals design, build, and operate, higher quality, more resilient, and carbon emissions and energy-efficient buildings and infrastructure, with less waste;

•

Sustainability insight capabilities and lean process coordination in the Autodesk Product Design & Manufacturing Collection which are designed to help customers reduce material and energy use, cut carbon emissions, and reduce waste by improving design decisions and production processes, and reduce energy by optimizing machine use and cooling cycles; and

•

Sustainability insight capabilities and lean process automation in the Autodesk Construction Cloud that are designed to help customers improve efficiencies, increase circularity, minimize waste, and reduce carbon emissions from construction projects.

Sustainable Water and Wastewater Management: Investments and expenditures related to the provision of sustainable water management solutions, specifically:

•	The acquisition of Innovyze, which expanded our ability to deliver sustainable water products and services, as well as to increase the capacity for R&D in this area;

•

Research and development of Innovyze software and AEC Collection sustainability insight capabilities that improve water productivity and quality to help customers optimize and automate water management and pollution prevention, and maximize water recycling and reuse; and

•

Research and development of Innovyze software and AEC Collection sustainability insight capabilities that improve water resilience, including strengthening critical water infrastructure, flood control systems for storm relief infrastructure, and projects that monitor and protect water security for communities in water-stressed regions.

Renewable Energy & Energy Efficiency: Investments and expenditures that are designed to reduce the carbon footprint of our operations, specifically:

•	Installation, maintenance, and operation of generation capacity for renewable wind and solar energy such as on-site projects;

•

The procurement of renewable wind, solar, or biomass energy, such as Power Purchase Agreements or Virtual Power Purchase Agreements with renewable energy providers with a term of at least five years; and

•

Optimizing energy use in offices, warehouses and other facilities through building retrofits with projected energy savings of at least 20% such as energy management and automation systems, building equipment improvements, and smart and light-emitting diode (LED) lighting.

Green Buildings: Investments and expenditures related to the design, construction, maintenance or refurbishment of buildings that have or are expected to achieve:

•	Leadership in Energy and Environmental Design (LEED) version 3 or version 4: Gold or Platinum Standard; or

•	Building Research Establishment’s Environmental Assessment Method (BREAAM): Excellent or Outstanding; or

•	Green Mark Gold or Platinum certification levels.

Pollution Prevention and Control: Investments and expenditures related to carbon mitigation and removal projects resulting in the origination of new Certified Emission Reductions or Verified Emission Reductions in accordance with the Gold Standard, the Verified Carbon Standard, Climate Action Reserve, American Carbon Registry, and/or the Climate, Community and Biodiversity Standards, specifically:

•	Natural carbon removal and avoidance projects including forest, wildland, and ocean ecosystem conservation and management;

•	Greenhouse gas capture and sequestration technology projects; and

•	Greenhouse gas mitigation technologies, products, and projects focused on the built environment.

Socioeconomic Advancement and Empowerment: Investments and expenditures focused on advancing economic opportunity & equity for underrepresented communities, promoting greater diversity & inclusion, and improving access to quality education, specifically:

Part A — Initiatives:

•

Promoting opportunities for the advancement of target populations within Autodesk’s current and potential employees, including specialized and targeted training, education, inclusive hiring initiatives and dedicated recruiting efforts, executive coaching initiatives, and other employee advocacy and fairness resources over and above standard training, recruitment and development activities;

•	Programs designed to help improve employment outcomes for target populations outside of Autodesk in the industries we serve via upskilling and training programs; and

•	Costs associated with initiatives designed to support target-population owned small- and medium-size enterprises in our vendor and supplier diversity programs.

Part A — Target Populations:

•	People of Color

•	Women and people of non-binary genders

•	LGBTQ+

•	People with disabilities

•	Veterans

•	Minority ethnic groups in countries outside of the United States

Part B — Initiatives:

•	Developing products and solutions that improve learning outcomes among target populations, including the Autodesk Learning Engine; and

•	Delivering educational resources such as cost-free software and instruction to target populations, including Autodesk University and the Autodesk Education Community.

Part B — Target Populations:

•	Under-skilled or under-employed/unemployed workers in the manufacturing and construction sectors

•	Students, young adults, and children

We will not knowingly allocate the net proceeds from the sale of the notes to projects related to the development of products or solutions designed with the overriding objective of servicing fossil fuel related industries. Moreover, Autodesk does not develop products or solutions exclusively designed for fossil fuel operations.

Process of Project Evaluation and Selection

Autodesk has established a Sustainability Finance Working Group, composed of members from the Finance Division (including Treasury, Accounting, Financial Planning & Analysis and Investor Relations teams), and members of other departments including Sustainability, Law, and Internal Audit.

The Sustainability Finance Working Group will:

•	Periodically review and approve recommendations regarding project eligibility and alignment with the Eligibility Criteria and with our Sustainable Financing Framework (the “Framework”); and

•	Establish and track allocations of net proceeds among Eligible Projects.

In addition, we have established processes in place to monitor and mitigate environmental and/or social risks within our operations. The Sustainability Finance Working Group will seek to ensure alignment of all Eligible Projects that receive allocations with these risk-management protocols.

Management of Proceeds

The Autodesk Finance department will track the amount of net proceeds from the sale of the notes allocated to Eligible Projects. Pending allocation, an amount equal to the net proceeds from the issuance of the notes may be held in accordance with our internal investment policy, temporarily invested in cash, cash equivalents, and/or high-quality marketable securities, or used to repay other borrowings. Any payment of principal and interest on the notes will be made from our general corporate account and will not be linked to the performance of any Eligible Project. We expect that full allocation of net proceeds from this offering to Eligible Projects will be completed within 24 to 36 months from the date of issuance.

Transparency and Reporting

Annually, until full allocation of the net proceeds from the sale of the notes, and on a timely basis in case of material developments, we will publish a Sustainability Financing Update report that will include:

•	The amount of net proceeds that have been allocated to Eligible Projects either individually or by category;

•	The list of Eligible Project categories with a selection of brief descriptions of individual projects, subject to confidentiality and competitive considerations;

•	Expected and/or realized impact metrics, where feasible; and

•	The outstanding amount of net proceeds yet to be allocated to Eligible Projects at the end of the reporting period.

We may include in future sustainability financing update reports qualitative and quantitative environmental key performance indicators, subject to the relevant allocations of the net proceeds.

External Review

We have obtained and will make publicly available a Second Party Opinion (“SPO”) from a consultant with recognized environmental and social expertise to provide an opinion on the environmental and social benefits of the Framework as well as the alignment to the Green Bond Principles 2021, the Social Bond Principles 2021, and the Sustainability Bond Guidelines 2021, each administered by the International Capital Market Association. The SPO will be available on the SPO provider’s website.

We expect that our Sustainability Financing Update report will be accompanied by (i) assertions by our management as to the amount of the net proceeds from the sale of the notes that have been allocated to one or more Eligible Projects; and (ii) a report from an independent registered public accounting firm in respect of its examination of management’s assertions on the allocation of the net proceeds conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Information contained on, or accessible through, our website and in our Sustainability Financing Update report are not incorporated in, and are not part of, this prospectus supplement, the accompanying prospectus or any other report or filing we make with the SEC. Neither the notes nor the indenture requires (or will require) us to use the net proceeds from the sale of the notes as described above, and any failure by us to comply with the foregoing will not constitute a breach of or default under the notes or the indenture. The above description of the use of the net proceeds from the sale of the notes is not intended to modify or add any covenant or other contractual obligation undertaken by us under the notes or the indenture governing the notes.

CAPITALIZATION

The following table presents our unaudited cash, cash equivalents, and marketable securities, long-term debt, and capitalization as of July 31, 2021:

•	on an actual basis; and

•	as adjusted to give effect to the sale of the notes offered hereby, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2021, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of July 31, 2021
	Actual	As Adjusted
	(Unaudited) (In millions)
Cash, cash equivalents, and marketable securities	$924.9	$

Long-term debt:
Credit facility	$—	$
3.600% notes due 2022	349.6
4.375% notes due 2025	298.6
3.500% notes due 2027	495.3
2.850% notes due 2030	494.9
% notes due 20 offered hereby	—

Total long-term debt	1,638.4
Total stockholders’ equity	1,327.8

Total capitalization	$2,966.2	$

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered by this prospectus supplement should be read in conjunction with the description of the general terms and provisions of the debt securities under the caption “Description of Senior Debt Securities” beginning on page 5 of the accompanying prospectus.

The notes will be issued as a separate series of debt securities under an indenture, dated December 13, 2012, between Autodesk and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by the fifth supplemental indenture to be entered into concurrently with the delivery of the notes (as so supplemented, the “indenture”). The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from Autodesk upon request. Capitalized terms used and not defined in this summary have the meanings specified in the indenture. References to “Autodesk” in this section of this prospectus supplement are only to Autodesk, Inc. and not to any of its subsidiaries.

General

The notes will have the following basic terms:

•

the notes will be senior unsecured obligations of Autodesk and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of Autodesk, including the outstanding senior notes and any indebtedness it may incur from time to time under its senior unsecured revolving credit facility as amended and restated on September 30, 2021 (the “credit facility”);

•	the notes will be effectively subordinated in right of payment to all existing and future secured indebtedness of Autodesk to the extent of the value of the assets securing such indebtedness;

•	the notes will be senior in right of payment to any existing and future indebtedness of Autodesk that is subordinated to the notes;

•

the notes will be structurally subordinated to all liabilities of Autodesk’s subsidiaries. As of July 31, 2021, Autodesk’s subsidiaries had approximately $2,609.2 million of outstanding liabilities, including trade payables but excluding inter-company liabilities and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP;

•	the notes initially will be limited to $ aggregate principal amount (subject to the rights of Autodesk to issue additional notes as described under “— Further Issuances” below);

•	the notes will accrue interest at a rate of % per year;

•	the notes will mature on , 20 unless redeemed or repurchased prior to that date;

•

interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semi-annually in arrears on                 and                 of each year, beginning on                     , 2022;

•	Autodesk may redeem the notes prior to maturity, in whole or in part, as described under “— Optional Redemption” below;

•

Autodesk may be required to repurchase the notes in whole or in part at your option in connection with the occurrence of a “change of control repurchase event” as described under “— Purchase of Notes upon Change of Control Repurchase Event” below;

•	the notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), but in certain limited circumstances may be represented by notes in definitive form (see “— Book-Entry; Delivery and Form; Global Notes” below); and

•	the notes will be exchangeable and transferable at the office or agency of Autodesk maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on the notes will be paid to the person in whose name that note is registered at the close of business on            or             , as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” when used with respect to any note, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York (or such other place of payment as may be subsequently specified by Autodesk) are authorized or obligated by law or executive order to close.

Autodesk does not intend to list the notes on any securities exchange or include the notes in any automated quotation system.

The notes will not be subject to any sinking fund.

Autodesk may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

The indenture does not contain any provisions that would limit Autodesk’s ability to incur additional unsecured indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Autodesk for such purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Autodesk, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $5,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “— Book-Entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but Autodesk may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Autodesk is not required to transfer or exchange any note selected for redemption during a period of 15 days before mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of that note for all purposes.

All amounts of principal of and premium, if any, and interest on the notes paid by Autodesk that remain unclaimed two years after such payment was due and payable will be repaid to Autodesk, and the holders of such notes will thereafter look solely to Autodesk for payment.

Ranking

The notes will be senior unsecured obligations of Autodesk and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Autodesk, including any indebtedness Autodesk may incur from time to time under the credit facility.

The notes will effectively rank junior to all existing and future secured indebtedness of Autodesk to the extent of the assets securing such indebtedness, and to all liabilities of its subsidiaries. As of September 30, 2021, Autodesk did not have any outstanding secured indebtedness. Autodesk derives a portion of its operating income and cash flow from its subsidiaries. Therefore, Autodesk’s ability to make payments when due to the holders of the notes is, in large part, dependent upon the receipt of sufficient funds from its subsidiaries. As of July 31, 2021, Autodesk’s subsidiaries had approximately $2,609.2 million of outstanding liabilities, including trade payables but excluding inter-company liabilities and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP.

Claims of creditors of Autodesk’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Autodesk’s creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Autodesk’s subsidiaries.

Optional Redemption

The notes may be redeemed by Autodesk at its option at any time or from time to time prior to                     , 20     (     months prior to maturity) (the “Par Call Date”), either in whole or in part, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date. If the notes are redeemed on or after the Par Call Date, the redemption price will equal 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

In determining the present values of the Remaining Scheduled Payments, Autodesk will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus        basis points.

The following terms are relevant to the determination of the redemption price.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if Autodesk obtains fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, as may be appointed from time to time by Autodesk; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), Autodesk will substitute another primary treasury dealer.

“Reference Treasury Dealer” means each of BofA Securities, Inc., Morgan Stanley & Co. LLC and a primary treasury dealer selected by U.S. Bancorp Investments, Inc., and each of their respective successors and any other primary treasury dealers selected by Autodesk.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by Autodesk, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Autodesk by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon (not including any portion of such payments of interest accrued to, but excluding, the redemption date) that would be due after the related redemption date but for such redemption if the notes matured on the Par Call Date; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, Autodesk will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

A partial redemption of the notes may be effected pro rata or by lot and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

Notice of any redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. At Autodesk’s request, the trustee shall give the notice of redemption on behalf of Autodesk.

Unless Autodesk defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Purchase of Notes upon Change of Control Repurchase Event

If a change of control repurchase event occurs, unless Autodesk has exercised its right to redeem the notes as described above or Autodesk has defeased the notes or satisfied and discharged the notes, each holder of the notes will have the right to require Autodesk to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Autodesk, prior to any change of control, but after the public announcement of the change of control or event that may constitute the change of control, Autodesk will deliver a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and Autodesk’s obligation to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (a “change of control notice”). The notice shall, if delivered prior to the date of consummation of the change of control, state that Autodesk’s obligation to repurchase the notes is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Autodesk will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Autodesk will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the repurchase date following a change of control repurchase event, Autodesk will, to the extent lawful:

(1)	accept for payment all the notes or portions of the notes properly tendered pursuant to its change of control notice;

(2)	deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all the notes or portions of the notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by Autodesk.

The paying agent will promptly deliver to each holder of notes properly tendered the repurchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

Autodesk will not be required to repurchase the notes upon a change of control repurchase event if a third party agrees to repurchase the notes in the manner, at the times and otherwise in compliance with the requirements for Autodesk under the indenture for the notes and such third party repurchases all notes properly tendered and not withdrawn by the holders.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Autodesk and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Autodesk and the underwriters. Autodesk has no present intention to engage in a transaction involving a change of control, although it is possible that Autodesk could decide to do so in the future. Subject to the limitations discussed below, Autodesk could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Autodesk or credit ratings of the notes. Restrictions on the ability of Autodesk to incur liens and enter into sale and leaseback transactions are contained in the covenants as described under “— Certain Covenants — Limitation on Liens” and “— Certain Covenants — Limitation on Sale and Leaseback Transactions.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

The phrase “all or substantially all,” as used with respect to the assets of Autodesk and its subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of Autodesk and its subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

Autodesk may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Autodesk may be prohibited from repurchasing the notes under the terms of its future debt instruments. Furthermore, a change of control could constitute an event of default under its credit facility. See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase all of the notes upon a change of control repurchase event.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Autodesk and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Autodesk or one of its subsidiaries; (2) the adoption of a plan by Autodesk’s board of directors relating to Autodesk’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the aggregate of the total voting power of the voting stock of Autodesk or other voting stock into which Autodesk’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or (4) Autodesk consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Autodesk, in any such event pursuant to a transaction in which any of the outstanding voting stock of Autodesk or the outstanding voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Autodesk’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (a) Autodesk becomes a direct or indirect wholly owned subsidiary of a holding company and (b)(i) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Autodesk’s voting stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the voting stock of such holding company immediately following such transaction.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any substitute rating agency.

“Moody’s” means Moody’s Investors Service, Inc.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Autodesk, a substitute rating agency.

“rating category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“ratings event” means, that the notes cease to be rated investment grade by both rating agencies on any day during the period (the “trigger period”) commencing on the earlier of (a) the first public notice of the occurrence of a change of control or (b) the public announcement by Autodesk of its intention to effect a change of control, and ending 60 days following consummation of such change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible rating downgrade by either of the rating agencies on such 60th day, such extension to last with respect to each such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates the notes below investment grade or (y) publicly announces that it is no longer considering the notes for possible downgrade, provided that no such extension will occur if on such 60th day the notes are rated investment grade by at least one of such rating agencies in question and are not subject to review for possible downgrade by such rating agency). If either rating agency is not providing a rating of the notes on any day during the trigger period for any reason, the rating of such rating agency shall be deemed to have ceased to be rated investment grade during the trigger period.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“substitute rating agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of Autodesk’s board of directors or a committee thereof) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Further Issuances

Autodesk may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes and will vote together as one class on all matters with respect to the notes, as the case may be; provided that if the additional notes are not fungible with the outstanding notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Certain Covenants

Except as set forth below, neither Autodesk nor any of its subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on the capital stock of Autodesk or of such subsidiaries, or

•	purchasing or redeeming capital stock of Autodesk or such subsidiaries.

In addition, Autodesk will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of the notes upon a change of control or other events involving Autodesk or any of its subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under “— Purchase of Notes upon Change of Control Repurchase Event.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving Autodesk that may adversely affect holders of the notes, except to the limited extent provided under “— Purchase of Notes upon Change of Control Repurchase Event.”

The indenture will contain the following principal covenants:

Limitation on Liens

Autodesk will not incur, and will not permit any of its restricted subsidiaries to incur, any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (a) any Principal Property of Autodesk or any of its restricted subsidiaries or (b) any shares of stock or indebtedness of any of its restricted subsidiaries (whether such Principal Property or shares or indebtedness of any restricted subsidiary are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the notes (together with, at the option of Autodesk, any other indebtedness or guarantees of Autodesk or any of its subsidiaries ranking equally in right of payment with the notes or such guarantee) are equally and ratably secured with or, at the option of Autodesk, prior to, such secured indebtedness.

The foregoing restriction does not apply to:

(1)

Liens on property, shares of stock or indebtedness existing with respect to any person at the time such person becomes a subsidiary of Autodesk or a subsidiary of any subsidiary of Autodesk, provided that such Lien was not incurred in anticipation of such person becoming a subsidiary;

(2)

Liens on property, shares of stock or indebtedness existing at the time of acquisition by Autodesk or any of its subsidiaries or a subsidiary of any subsidiary of Autodesk of such property, shares of stock or indebtedness or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3)	Liens securing indebtedness of Autodesk or any of Autodesk’s subsidiaries owing to Autodesk or any of its subsidiaries;

(4)	Liens existing on the date of the initial issuance of the notes (other than any additional notes);

(5)

Liens on property or assets of a person existing at the time such person is merged into or consolidated with Autodesk or any of its subsidiaries, at the time such person becomes a subsidiary of Autodesk, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to Autodesk or any of its subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6)	Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7)	Liens created to secure the notes;

(8)	Liens imposed by law, such as materialmens’, workmen or repairmen, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10)	Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(11)

pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the U.S. to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12)

Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the property covered thereby in the ordinary course of business and which do not, in Autodesk’s opinion, materially detract from the value of such properties;

(13)

Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; or

(14)

any extensions, renewals or replacements of any Lien referred to in clauses (1) through (13) without increase of the aggregate principal amount of the indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (13) shall not extend to or cover any property of Autodesk or any of its subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, Autodesk and its restricted subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (14) above), together with all attributable debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Leaseback Transactions” covenant described below, does not exceed the greater of $500 million and 15% of the Consolidated Net Tangible Assets of Autodesk. Autodesk and its restricted subsidiaries also may, without equally and ratably securing the notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Limitation on Sale and Leaseback Transactions

Autodesk will not, and will not permit any of its restricted subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the date of the initial issuance of the notes (other than any additional notes);

(2)	such transaction was for the sale and leasing back to Autodesk or any of its wholly owned subsidiaries of any Principal Property by one of its restricted subsidiaries;

(3)	such transaction involves a lease for not more than three years (or which may be terminated by Autodesk or its subsidiaries within a period of not more than three years);

(4)

Autodesk would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the notes pursuant to the second paragraph of the “—Limitation on Liens” covenant described above; or

(5)

Autodesk or any restricted subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of indebtedness that is pari passu with the notes (including the notes) within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu indebtedness, Autodesk may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in the preceding paragraph, Autodesk and its restricted subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of the “—Limitation on Liens” covenant described above, does not exceed the greater of $500 million and 15% of the Consolidated Net Tangible Assets of Autodesk. As of the date of this prospectus, neither we nor any of our restricted subsidiaries own any Principal Property.

Definitions

The indenture contains the following defined terms:

“attributable debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of such Principal Property as determined in good faith by Autodesk’s board of directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Autodesk and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Autodesk in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Autodesk) pursuant to the Exchange Act by Autodesk prior to the time as of which “Consolidated Net Tangible Assets” is being determined or, if Autodesk is not required to so file, as reflected on its most recent consolidated balance sheet prepared by Autodesk in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, indebtedness of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by Autodesk or any direct or indirect subsidiaries of Autodesk or (2) the financing of a project involving the development or expansion of properties of Autodesk or any direct or indirect subsidiaries of Autodesk, as to which the obligee with respect to such indebtedness or obligation has no recourse to Autodesk or any direct or indirect subsidiary of Autodesk or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Principal Property” means the land, improvements, buildings and fixtures owned by Autodesk or any of its wholly-owned domestic subsidiaries that constitutes Autodesk’s principal offices in San Rafael, California, any research and development facility and any service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America, except such as Autodesk’s board of directors (or authorized committee thereof) by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of Autodesk and its subsidiaries taken as a whole) not to be of material importance to Autodesk’s and its subsidiaries’ business, taken as a whole.

“restricted subsidiary” means any domestic subsidiary that owns any Principal Property other than:

(1)	Any subsidiary primarily engaged in financing receivables or in the finance business; or

(2)	Any of our less than 80%-owned subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or on the over-the-counter markets.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Events of Default

Each of the following, in addition to the events of default described in the accompanying prospectus, is an “event of default” under the indenture with respect to the notes:

(1)	a failure to pay principal of or premium, if any, on any note when due at its stated maturity date, upon optional redemption or otherwise;

(2)

a failure by Autodesk to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “Purchase of Notes upon Change of Control Repurchase Event”; and

(3)

(a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Autodesk (other than indebtedness of Autodesk owing to any of its subsidiaries) outstanding in an amount in excess of $100 million and continuance of this failure to pay or (b) a default on any indebtedness of Autodesk (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to Autodesk by the trustee or to Autodesk and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until Autodesk issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Autodesk can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-Entry; Delivery and Form; Global Notes

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Autodesk understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

Autodesk expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Autodesk also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Autodesk, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Autodesk expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although Autodesk expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Autodesk, the underwriters, nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Under certain circumstances described in the accompanying prospectus, DTC may exchange the global notes for notes in certificated form of like tenor and of an equal principal amount, in authorized denominations. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Autodesk believes to be reliable, but Autodesk does not take responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, SA., which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Autodesk has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture and has also been appointed by Autodesk to act as registrar, transfer agent and paying agent for the notes. Autodesk and its affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business, including asset and investment management and insurance services.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to non-U.S. holders (as defined below) that acquire notes for cash at their original issue price pursuant to this offering. The information provided below is based on the Internal Revenue Code of 1986, as amended, or the Code, and Treasury regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein.

This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular person or persons subject to special treatment under the U.S. federal income tax laws (such as financial institutions, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting, regulated investment companies, real estate investment trusts, insurance companies, cooperatives, controlled foreign corporations, passive foreign investment companies, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code, tax-exempt entities, tax-deferred or other retirement accounts, former citizens or long-term residents of the United States, or persons who are, or hold their notes through, partnerships or other pass-through entities), or to persons holding the notes as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, or persons deemed to sell the notes under the constructive sale provisions of the Code, all of whom may be subject to tax rules that would differ from those summarized below. In addition, this discussion does not describe the effects of any other U.S. federal tax laws such as the alternative minimum tax, the Medicare contribution tax on net investment income, or estate and gift tax, nor the effects of any applicable non-U.S., state or local laws.

Each prospective investor of the notes should consult their tax advisors as to the particular U.S. federal income tax considerations to them of owning and disposing of the notes as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

For purposes of this summary, “non-U.S. holder” means a beneficial owner of a note that is not an entity or arrangement classified as a partnership for U.S. federal income tax purposes and that is not a U.S. holder. “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) the trust is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (y) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement (domestic or foreign) that is treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

We expect, and this summary assumes, that the notes will be issued with less than de minimis original issue discount.

Interest

A non-U.S. holder will generally not be subject to U.S. federal income and withholding tax on interest received in respect of the notes, provided that (1) such interest is not effectively connected with the conduct of a U.S. trade or business by such non-U.S. holder, and (2) such holder (i) does not own, actually or constructively,

10% or more of the total combined voting power of all classes of our stock entitled to vote; (ii) is not a “controlled foreign corporation” within the meaning of Section 957(a) of the Code that is related, directly or indirectly, to us through sufficient stock ownership; and (iii) certifies under penalties of perjury that it is not a U.S. person (generally through the provision of a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form to us or our paying agent prior to the payment) or satisfies certain other certification requirements and provided that no withholding is required pursuant to FATCA (discussed below). If interest on the notes is not effectively connected with the conduct of U.S. trade or business by a non-U.S. holder but such non-U.S. holder does not meet the above criteria, interest on the notes will be subject to U.S. federal withholding tax at a rate of 30% unless the withholding tax rate is reduced or eliminated by an applicable income tax treaty and such non-U.S. holder is a qualified resident of the treaty country and complies with certain certification requirements.

If interest on the notes is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder, and, if required by an applicable income tax treaty, such interest is attributable to a U.S. permanent establishment of the non-U.S. holder, then the non-U.S. holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a U.S. person. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. Any such interest will not, however, be subject to withholding tax described above, if the non-U.S. holder delivers a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. Such holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences to them of the ownership and disposition of the notes as well as the application of state, local and non-U.S. income and other tax laws.

Sale, exchange, redemption, retirement or other disposition of the notes

Non-U.S. holders will not generally be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption, retirement or other disposition of the notes, unless:

•

the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case such gain would be taxed on a net income basis in the same manner as interest that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States as described above; or

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the year of the disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

FATCA withholding requirements

Withholding at a rate of 30% will generally be required in certain circumstances on interest in respect of notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Interest in respect of notes held by an investor that is a nonfinancial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners,” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we, in turn, will provide to the U.S. Treasury.

Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom BofA Securities, Inc., Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes set forth opposite their names below:

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$
Morgan Stanley & Co. LLC
U.S. Bancorp Investments, Inc.

Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us, subject to prior sale and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer part of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of     % of the principal amount of the notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed     % of the principal amount of the notes. After the initial offering of the notes, the offering prices and other selling terms may from time to time be varied by the representatives. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:

Paid by Us
Per note		%

Total	$

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $             .

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market- making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, Bank of America, N.A., an affiliate of BofA Securities, Inc., Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, and U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., are lenders under our credit facility. In addition, U.S. Bancorp Investments, Inc., one of the underwriters for this offering, is an affiliate of the trustee for the notes.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”).

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who: (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the FSMA) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer of the notes offered hereby has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, FIS or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of notes has not been, and will not be, authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for Autodesk, Inc. by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, and for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2021, and the effectiveness of our internal control over financial reporting as of January 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.autodesk.com. Information accessible on or through our website is not a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the notes we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement or the accompanying prospectus is considered to be part of this prospectus supplement or the accompanying prospectus, as applicable. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference herein and therein. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the notes under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2021;

•

the sections of our Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Stockholders incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2021 and April 30, 2021; and

•

Current Reports on Form 8-K filed on January 22, 2021, February  25, 2021 (with respect to Item 5.02 only), March  29, 2021, May  27, 2021 (with respect to Item 5.02 only) June  21, 2021 and October 4, 2021.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Autodesk, Inc.

111 McInnis Parkway

San Rafael, California 94903

Attn: Investor Relations

(415) 507-5000

Prospectus

AUTODESK, INC.

Senior Debt Securities

We may issue senior debt securities from time to time in one or more offerings. This prospectus describes some of the general terms that may apply to these senior debt securities and the general manner in which these senior debt securities will be offered. We will provide the specific terms of these senior debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these senior debt securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, before you invest.

We may offer these senior debt securities in amounts, at prices and on terms determined at the time of offering. The senior debt securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the senior debt securities, we will name them and describe their compensation in a prospectus supplement.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol ADSK.

Investing in these senior debt securities involves certain risks. See “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these senior debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these senior debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2020

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the senior debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the senior debt securities we may offer. Each time we sell senior debt securities, we will provide one or more prospectus supplements and/or free writing prospectuses that will contain specific information about the terms of the offering. The prospectus supplement and/or any free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus and any prospectus supplement.

We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any senior debt securities other than the senior debt securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such senior debt securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Autodesk”, “we”, “our” and “us” refer, collectively, to Autodesk, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference herein and therein, including those detailed in the Risk Factors section of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

OUR BUSINESS

General

We are a global leader in 3D design, engineering and entertainment software and services, offering customers productive business solutions through powerful technology products and services. We serve customers in architecture, engineering and construction; product design and manufacturing; and digital media and entertainment industries. Our customers design, fabricate, manufacture and build anything by visualizing, simulating and analyzing real-world performance early in the design process. These capabilities allow our customers to foster innovation, optimize their designs, streamline their manufacturing and construction processes, save time and money, improve quality, deliver more sustainable outcomes, communicate plans, and collaborate with others. Our professional software products are sold globally, both directly to customers and through a network of resellers and distributors.

Products

The software industry has undergone a transition from developing and selling perpetual licenses of on-premises software to selling subscriptions to access software delivered as a service, through cloud-enabled and mobile applications. Our strategy is to lead the industries we serve to flexible subscription offerings, the convergence of design and make processes, and the insights and automation that can be delivered using machine learning and artificial intelligence. We offer term-based subscriptions for our products, cloud service offerings, and flexible enterprise business agreements. Our subscription plans currently represent a hybrid of desktop software and cloud functionality, which provides a device-independent, collaborative design workflow for designers and their stakeholders.

Our architecture, engineering and construction products improve the way building, infrastructure, and industrial projects are designed, built, and operated. Our product development and manufacturing software provides manufacturers in automotive, transportation, industrial machinery, consumer products and building product industries with comprehensive digital design, engineering, manufacturing and production solutions. These technologies bring together data from all phases of the product development and production life cycle, creating a digital pipeline that supports greater productivity, accuracy through process automation, and insights that enable more sustainable outcomes. Our digital media and entertainment products provide tools for digital sculpting, modeling, animation, effects, rendering, and compositing for design visualization, visual effects and games production. Our portfolio of products and services enables our customers to foster innovation, optimize and improve their designs, save time and money, improve quality, communicate plans, and collaborate with others.

Corporate Information

We were incorporated in California in April 1982 and were reincorporated in Delaware in May 1994. Our principal executive office is located at 111 McInnis Parkway, San Rafael, California 94903 and the telephone number at that address is (415) 507-5000.

Our internet address is www.autodesk.com. Information contained in or accessible through our website is not part of or incorporated by reference into this Prospectus. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on the Investor Relations portion of our website at www.autodesk.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any senior debt securities offered under this prospectus or any free writing prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement or free writing prospectus. General corporate purposes may include the repayment and refinancing of debt, working capital, capital expenditures, stock repurchases, acquisition of companies or businesses, and the payment of dividends. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

DESCRIPTION OF SENIOR DEBT SECURITIES

We may offer senior debt securities under this prospectus. The following description summarizes the general terms and provisions of the senior debt securities. We will describe the specific terms of the senior debt securities and the extent, if any, to which the general provisions summarized below apply to any series of senior debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Autodesk, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under an indenture, dated December 13, 2012, between us and U.S. Bank National Association, as trustee (the “trustee”). The form of the indenture is incorporated by reference to the registration statement of which this prospectus forms a part. This prospectus briefly outlines some of the provisions of the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indenture that is incorporated by reference to the registration statement of which this prospectus forms a part for additional information.

The indenture does not limit the amount of senior debt securities that we may issue. The indenture does provide that senior debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us in the indenture or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. Any secured debt or other secured obligations will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the senior debt securities being offered, including the following terms, as applicable:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the date or dates on which the principal and premium, if any, of the senior debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which senior debt securities may be redeemed, in whole or in part, at our option;

•	the obligation, if any, of us to redeem, purchase or repay senior debt securities pursuant to any sinking fund or analogous provisions as at the option of a holder thereof;

•	the form of the senior debt securities;

•	if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the senior debt securities will be issuable;

•	the currencies and/or currency units in which payment of the principal of, and premium, if any, and interest on, the senior debt securities will be payable;

•

if the principal amount payable at the stated maturity of the senior debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•

whether the senior debt securities will be issued in global form, the terms upon which the senior debt securities will be exchanged for definitive form, the depositary for the senior debt securities and the form of legend;

•	any conversion or exchange features of the senior debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the senior debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•

if the amount of principal or any premium or interest on the senior debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the senior debt securities;

•	whether and upon what terms the senior debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the senior debt securities that do not bear interest, the dates for certain required reports to the applicable trustee; and

•	any and all additional, eliminated or changed terms that will apply to the senior debt securities.

We may from time to time, without notice to or the consent of the holders of any series of senior debt securities, create and issue further senior debt securities of any such series ranking equally with the senior debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further senior debt securities or (2) the first payment of interest following the issue date of such further senior debt securities). Such further senior debt securities may be consolidated and form a single series with the senior debt securities of such series and have the same terms as to status, redemption or otherwise as the senior debt securities of such series, provided that if such additional debt securities are not fungible with the initial debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.

You may present senior debt securities for exchange or transfer in the manner, at the places and subject to the restrictions set forth in the senior debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Senior debt securities will bear interest at a fixed rate or a floating rate. Senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. Material U.S. federal income tax considerations applicable to any such discounted senior debt securities or to certain senior debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue senior debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Covenants

Certain Covenants. The indenture contains certain covenants regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture will not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders except to the extent set forth therein.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ property and assets taken as a whole to another Person (as defined in the indenture) unless:

•

the Person (if other than us) formed by such consolidation, merger, sale, conveyance, transfer or lease or disposition (the “Surviving Person”) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and such Surviving Person shall (if other than us) expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture and the senior debt securities;

•	immediately after giving effect to such transaction, no Default or Event of Default (each as defined in the indenture) shall have occurred and be continuing; and

•

we deliver to the trustee an officer’s certificate and opinion of counsel, in each case stating that any such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture or any applicable supplemental indenture relating to such transaction have been complied with.

The restrictions in the second and third bullets shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

The Surviving Person will succeed to, and be substituted for, us under the indenture and the senior debt securities and, except in the case of a lease, we shall be released of all obligations under the indenture and the senior debt securities.

No Protection in the Event of a Change of Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Events of Default

The indenture defines an Event of Default with respect to any series of senior debt securities issued pursuant to the indenture. Events of Default on the senior debt securities are any of the following:

•

default in the payment of any interest on senior debt securities when it becomes due and payable, and the continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or a paying agent prior to the expiration of such 30-day period);

•	default in the payment of the principal of, or any premium on, senior debt securities when due and payable;

•

default in the performance or breach of any other covenant by us in the indenture (other than a covenant that has been included in the indenture solely for the benefit of another series of debt securities), which default continues uncured for a period of 90 days after we receive, by registered or certified mail, written notice from the trustee or we and the trustee receive, by registered or certified mail, written notice from the holders of not less than 25% in principal amount of the senior debt securities of the affected series outstanding as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	any other Event of Default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of senior debt securities issued pursuant to the indenture does not necessarily constitute an Event of Default under any other series of senior debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default (other than payment defaults of which it has knowledge) if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it is in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The indenture provides that if an Event of Default has occurred with respect to a series of senior debt securities and has not been cured, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the trustee or any holder. At any time after the principal of a series of senior debt securities shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered for such series of senior debt securities as provided in the indenture, the holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to us and the trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind and annul such acceleration and its consequences if:

•

we have paid or caused to be paid or deposited with the trustee an amount sufficient to pay all matured installments of interest upon the series of senior debt securities and the principal of and premium, if any, on the series of senior debt securities that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the series of senior debt securities to the date of such payment or deposit), and

•

any and all Events of Default under the indenture with respect to such series, other than the nonpayment of principal on the series of senior debt securities that shall have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture.

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of not less than 25% in principal amount of all outstanding senior debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer indemnity to the trustee against the costs, expenses and other liabilities of taking that action; and

•

the trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding senior debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date of that payment.

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the senior debt securities, or else specifying any default. Additionally, upon becoming aware of any default, we will deliver a statement specifying such default to the trustee within thirty (30) days.

Satisfaction and Discharge

The indenture will cease to be of further effect as to any series of senior debt securities and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series upon compliance with certain conditions, including:

(1)	either

•	our having delivered or caused to be delivered to the trustee for cancellation all senior debt securities of a series theretofore authenticated under the indenture; or

•

all senior debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the indenture;

(2)	our having paid all sums payable by us under the indenture, as and when the same shall be due and payable; and

(3)

our having delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been satisfied.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of senior debt securities issued under the indenture.

Full Defeasance. We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called “full defeasance”) if the following conditions are met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that permits us to make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due; and

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we ever accomplished full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the senior debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the senior debt securities will remain. These include, among others, our obligation:

•	to register the transfer and exchange of senior debt securities;

•	to replace mutilated, destroyed, lost or stolen senior debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of any deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Covenant Defeasance. Without any change in current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the covenants on the senior debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, the following conditions must be met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates;

•

we deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit and be released from the relevant covenants without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and were not released from the covenants and instead repaid the senior debt securities ourselves when due;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the senior debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the indenture.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the senior debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal of or any installment of principal of or interest on any senior debt securities of such series;

•	reduce the principal amount of or the rate of interest thereon or any premium payable upon redemption of any senior debt securities of such series;

•	reduce the amount of principal payable at maturity or upon acceleration, redemption or a change of control or following an Event of Default;

•	change the place or currency of payment for the senior debt securities;

•	change the terms of or waive any redemption provisions;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities of any series, the approval of whose holders is needed to modify or amend the indenture or the senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any series, the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•

modify any other aspect of the provisions dealing with modification and waiver of the indenture, except to increase the percentage required for any modification or to provide that other provisions of the indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any approval of or vote by holders of the senior debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, defect or inconsistency;

•

make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indenture as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the senior debt securities of a series;

•	comply with covenants in the indenture regarding mergers and sales of assets;

•	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•	add to the covenants of the Company or add any additional Events of Default for the benefit of any series of senior debt securities, or secure any series of the senior debt securities;

•

change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding senior debt securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	make any other change that does not adversely affect the rights of any holder of any applicable series of outstanding senior debt securities;

•	provide for the issuance of senior debt securities and establish the form, terms and conditions of such series, or issue additional senior debt securities of any series;

•	evidence and provide for a successor trustee and add to or change the provisions of the indenture to provide for or facilitate the administration of the trusts under the indenture; and

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We may also make changes that affect only senior debt securities to be issued under the indenture at any time after the changes take effect without the approval of holders of senior debt securities previously issued under the indenture. We may make changes or obtain waivers that affect only certain series of senior debt securities without the approval of holder of unaffected senior debt securities under the indenture.

Changes Requiring a Majority Vote. Any other change to the indenture and the senior debt securities would require the following approval:

•	if the change affects only senior debt securities of one series, it must be approved by the holders of a majority in outstanding principal amount of the senior debt securities of that series;

•

if the change affects the senior debt securities as well as the senior debt securities of one or more other series issued under the indenture, it must be approved by the holders of a majority in outstanding principal amount of each series of senior debt securities affected by the change; and

•	in each case, the required approval must be given by written consent.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the indenture and the senior debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting

The senior debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The senior debt securities will also not be eligible to vote if they have been fully defeased as described above under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the indenture.

In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for a vote or other action to be taken by holders of senior debt securities, that vote or action may be taken only by persons who are holders of outstanding senior debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee

The trustee will be appointed by us as paying agent, registrar and custodian with regard to the senior debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

The indenture provides that, prior to the occurrence of an Event of Default with respect to the senior debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and has not been cured or waived, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for a period ending on the earlier of 10 business days prior to the date the money would be turned over to the applicable state and two years after the date upon which the principal of, or premium, if any, or interest on such senior debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

FORMS OF SENIOR DEBT SECURITIES

Each senior debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of senior debt securities. Unless the applicable prospectus supplement provides otherwise, certificated senior debt securities will be issued in definitive form and global securities will be issued in registered form. Definitive senior debt securities name you or your nominee as the owner of the senior debt security, and in order to transfer or exchange these senior debt securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the senior debt securities to the trustee, registrar, paying agent or other agent, as applicable. Global senior debt securities name a depositary or its nominee as the owner of the senior debt securities represented by these global senior debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the senior debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered senior debt securities in the form of one or more fully registered global senior debt securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global senior debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the senior debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for senior debt securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors to the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any senior debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those senior debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the senior debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the senior debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of senior debt securities take physical delivery of these senior debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the senior debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the senior debt securities in definitive form and will not be considered the owners or holders of the senior debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on senior debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, or any agent of ours or agent of the trustees will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the senior debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying senior debt securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the senior debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the senior debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue senior debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any senior debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell senior debt securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the senior debt securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase senior debt securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our senior debt securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the senior debt securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the senior debt securities and any applicable restrictions.

The prospectus supplement with respect to the senior debt securities of a particular series will describe the terms of the offering of the senior debt securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the senior debt securities will be listed.

If any underwriters or agents are utilized in the sale of the senior debt securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the senior debt securities in respect of which the prospectus is delivered, we will sell such senior debt securities to the dealer, as principal. The dealer may then resell such senior debt securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer senior debt securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the senior debt securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase senior debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of senior debt securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the senior debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the senior debt securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such senior debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the senior debt securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior debt securities or any other senior debt securities the prices of which may be used to determine payments on such senior debt securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the senior debt securities or of any such other senior debt securities, the underwriters may bid for, and purchase, the senior debt securities or any such other senior debt securities in the open market. Finally, in any offering of the senior debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the senior debt securities in the offering if the syndicate repurchases previously distributed senior debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the senior debt securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your senior debt securities may be more than two scheduled business days after the trade date for your senior debt securities. Accordingly, in such a case, if you wish to trade senior debt securities on any date prior to the second business day before the original issue date for your senior debt securities, you will be required, by virtue of the fact that your senior debt securities initially are expected to settle in more than two scheduled business days after the trade date for your senior debt securities, to make alternative settlement arrangements to prevent a failed settlement.

The senior debt securities may be new issues of senior debt securities and may have no established trading market. The senior debt securities may or may not be listed on a national senior debt securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the senior debt securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the senior debt securities in respect of which this prospectus is being delivered will be passed upon by Skadden, Arps, Slate, Meagher  & Flom LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2020, and the effectiveness of our internal control over financial reporting as of January 31, 2020 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.autodesk.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the senior debt securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the senior debt securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020;

•

The sections of our Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders incorporated by reference in our Annual Report on Form 10-K for the year ended January 31, 2020; and

•	Current Reports on Form 8-K filed on March 23, 2020, April 15, 2020 and June 23, 2020.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Autodesk, Inc.

111 McInnis Parkway,

San Rafael, California 94903

Attn: Investor Relations

(415) 507-5000

$                % Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Morgan Stanley	US Bancorp

October    , 2021